As filed with the Securities and Exchange Commission on January 16, 2026

Registration No.  333-276254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hashdex Commodities Trust
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

92-6468665
(I.R.S. Employer Identification No.)

Wilmington Trust, National Association

1100 N. Market Street, Suite 300

Wilmington, Delaware 19890

(302) 651-1000

(Address, including zip code, and telephone number, including area code, of agent for service)

c/o U.S. Bancorp Fund Services, LLC
(the “Administrator”)
615 East Michigan Street, Milwaukee, Wisconsin 53202

(Name, address, including zip code, and telephone number, including area code)

Copy to:

Eric D. Simanek
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, D.C. 2001
(202) 220-8412

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Hashdex Bitcoin ETF

Hashdex Bitcoin ETF (f/k/a Hashdex Bitcoin Futures ETF, the “Fund” or “DEFI”) is designed to provide investors with price exposure to the bitcoin market. The Fund issues shares (“Shares”) that trade on NYSE Arca, Inc. (“NYSE Arca”) under the symbol “DEFI”. Shares can be purchased and sold by investors through their broker-dealer. Under its current investment objective, the Fund may hold bitcoin. Purchasing Shares of the Fund is subject to the risks of bitcoin as well as the additional risks of investing in the Fund.

The Fund’s investment objective is for changes in the Shares’ net asset value (“NAV”) to reflect the daily changes of the price of the Nasdaq Bitcoin Reference Price – Settlement (NQBTCS) (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark is designed to track the price performance of bitcoin. The Fund’s assets will consist of bitcoin and, potentially, limited amounts of cash. Because the Fund’s investment objective is to track the price of the Benchmark, changes in the price of the Shares may vary from changes in the spot price of bitcoin.

An investment in the Fund is subject to the risks of an investment in bitcoin which is subject to a high degree of price variability. An investment in the Fund may be riskier than other exchange-traded products that do not directly hold bitcoin and may not be suitable for all investors. In addition, bitcoin may experience pronounced and swift price changes. Accordingly, there is a potential for movement in the price of Shares between the time an investor places an order to purchase or sell with its broker-dealer and the time of the actual purchase or sale resulting from the price volatility of bitcoin.

Investing in the Fund involves significant risks. See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 14.  The Fund is not a mutual fund registered under the Investment Company Act of 1940, and Fund Shareholders will not be afforded the protections associated with ownership of shares in a registered investment company. See “As an owner of Shares, you will not have the protections normally associated with ownership of Shares in an investment company registered under the 1940 Act, or the protections afforded by the Commodity Exchange Act (“CEA”)” on page 40.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Fund is a series of the Hashdex Commodities Trust (f/k/a Tidal Commodities Trust I, prior to January 16, 2026) (the “Trust”). Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). The sponsor of the Fund is Hashdex Asset Management Ltd. (the “Sponsor” or “Hashdex”), which receives a management fee (the “Management Fee”). The principal address and telephone number of the Fund is 1100 North Market Street, Suite 1300, Wilmington, DE 19801 and (302) 651-1000. Prior to January 16, 2026 the Fund’s sponsor was Tidal Investments LLC (f/k/a Toroso Investments, LLC) (the “Tidal Sponsor”).

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), provides administrative services to the Fund. Hashdex has no role in maintaining, calculating or publishing the Benchmark. BitGo Trust Company, Inc (the “Bitcoin Custodian”) is the custodian for the Fund’s bitcoin holdings; and U.S. Bank, N.A. is the custodian for the Fund’s cash holdings (the “Cash Custodian” and together with the Bitcoin Custodian, the “Custodians”).

While investors will purchase and sell Shares through their broker-dealer, the Fund continuously offers creation baskets consisting of 10,000 Shares (“Creation Baskets”) at their NAV to certain parties who have entered into an agreement with the Sponsor (“Authorized Purchasers”). Shares will be sold at the next determined NAV per Share. Authorized Purchasers, in turn, may sell such Shares, which are listed on NYSE Arca, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for bitcoin in which the Fund invests. A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Marketing Agent and Authorized Purchasers,” on page 92. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on NYSE Arca at the time of sale. The Fund’s Shares may trade in the secondary market on NYSE Arca at prices that are lower or higher than their NAV per Share. The Fund conducts creation and redemption transactions in cash or in-kind, and, with respect to creation transactions, the cash is used to purchase bitcoin.

The Fund is the successor and surviving entity from the merger (the “Merger”) into the Fund of Hashdex Bitcoin Futures ETF (the “Predecessor Fund”) that was a series of the Teucrium Commodity Trust (the “Predecessor Trust”) sponsored by Teucrium Trading, LLC (“Teucrium”). Prior to the Merger, the Fund had no operations. By being the surviving entity from the Merger, the Fund acquired all assets and assumed all the liabilities of the Predecessor Fund and succeeded to the Predecessor Fund’s performance history. The Merger did not materially modify the rights of Fund shareholders. The Merger closed on January 3, 2024. Unless otherwise indicated, information concerning the Fund for periods before January 3, 2024, is information of the Predecessor Fund.

This is a best efforts offering. The Marketing Agent, Paralel Distributors LLC (the “Marketing Agent”), is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell Shares. This is intended to be a continuous offering, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus. See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

The date of this prospectus is January 16, 2026.

TABLE OF CONTENTS

 i

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 14, before making an investment decision about the Shares. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The Fund is a series of the Trust. The Sponsor’s office is located at Flagship Building, 2nd Floor, 142 Seafarers Way, P.O. Box 1096, KY1-1102, George Town, Grand Cayman, Cayman Islands. The Trustee’s office is located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Administrator’s office is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Fund’s Current Net Assets and Year to Date Performance

As of October 31, 2025, the Fund’s total net assets were $14,892,750 and the Fund had 120,000 shares outstanding. The performance of the Fund’s net asset value (“NAV”) per share from January 1, 2025 through October 31, 2025 was 17.09%, which depicts the change in NAV per share over the time period provided. For current information about outstanding Fund Shares and other information, see the Fund’s website at https://hashdex-etfs.com/defi. For further discussion of the Fund’s performance, see “OFFERING − Market Price of Shares and Prior Performance of Shares”.

The Fund’s Investment Objective

The Fund issues Shares that may be purchased and sold on NYSE Arca. The Fund’s investment objective is for changes in the Shares’ net asset value (“NAV”) to reflect the daily changes of the price of the Nasdaq Bitcoin Reference Price – Settlement (NQBTCS) (the “Benchmark”), less expenses from the Fund’s operations. In seeking to achieve its investment objective, the Fund invests in bitcoin. The Sponsor employs a passive investment strategy that is intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down. Because the Fund’s investment objective is to track the price of the Benchmark, the price of the Shares may vary from changes in the spot price of bitcoin. The NYSE Arca rule under which the Shares will be listed and traded prevents the Fund from utilizing leverage. ICE Data Indices, LLC calculates an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on NYSE Arca.

The Fund, the Sponsor and the service providers, including the Custodians, will not loan or pledge the Fund’s assets, nor will the Fund’s assets serve as collateral for any loan or similar arrangement.

Bitcoin is a digital asset or cryptocurrency that is a unit of account on the bitcoin network (“Bitcoin Network”), an open source, decentralized peer-to-peer computer network. The ownership and operation of bitcoin is determined by purchasers in the Bitcoin Network. The Bitcoin Network connects computers that run publicly accessible, or open source, software that follows the rules and procedures governing the Bitcoin Network. This is commonly referred to as the Bitcoin Protocol. Bitcoin may be held, may be used to purchase goods and services or may be exchanged for fiat currency. No single entity owns or operates the Bitcoin Network, and the value of bitcoin is not backed by any government, corporation or other entity. Instead the value of bitcoin is determined in part by the supply and demand in markets created to facilitate the trading of bitcoin. Public key cryptography protects the ownership and transaction records for bitcoin. Because the source code for the Bitcoin Network is open source, anyone can contribute to its development. At this time, the ultimate supply of bitcoin is finite and limited to 21 million “coins” with the number of bitcoin available increasing gradually as new bitcoin supplies are mined until the 21 million current protocol cap is reached. The following factors, among others, may affect the price and market for bitcoin:

●	How widely bitcoin is adopted, including the use of bitcoin as a payment.

●	The regulatory environment for cryptocurrencies, which continues to evolve in the U.S., and which may delay, impede, or restrict the adoption or use of bitcoin.

●	Speculative activity in the market for bitcoin, including by holders of large amounts of bitcoin, which may increase volatility.

●	Cyberattacks, including the risk that malicious actors will exploit flaws in the code or structure of bitcoin, control the blockchain, steal information or cause disruptions to the internet.

●	Rewards for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

●	The open-source nature of the Bitcoin Network may result in forks, or changes to the underlying code of bitcoin that result in the creation of new, separate digital assets.

●	Fraud, manipulation, security failure or operational problems at bitcoin exchanges that result in a decline in adoption or acceptance of bitcoin.

●	Scalability as the use of bitcoin expands to a greater number of users.

The Fund is organized as a series of the Trust, a Delaware statutory trust organized on February 10, 2023. The Trust and the Fund operate pursuant to the Trust Agreement, dated January 16, 2026. The Fund was formed and is managed and controlled by the Sponsor, a Cayman Islands investment manager (and an Exempt Reporting Advisor under SEC rules) that specializes in, among other things, the management, research, investment analysis and other investment support services of funds and ETFs with investment strategies involving bitcoin and other crypto assets. The Fund intends to be treated as a publicly traded partnership that is not taxable as a corporation for U.S. federal income tax purposes. Effective after the close of trading on January 15, 2026, Tidal Sponsor, as the prior sponsor of the Trust, transferred the roles of the Tidal Sponsor to the Sponsor.

The Benchmark Methodology

The Benchmark is governed by the Nasdaq Index Management Committee (“IMC”), which is responsible for implementation, administration, and oversight of the Benchmark, iding its cessation. The IMC shall approve any material changes to the methodology and review the Benchmark methodology at least on an annual basis. The final Benchmark is calculated once every trading day and it is given by a weighted average across the settlement prices of the following “Core Exchanges” (as of September 30, 2025): Bitstamp, Coinbase, Gemini, itBit, Kraken and LMAX Digital.

The Benchmark was launched by Nasdaq on June 9, 2021 and is designed to track the price performance of bitcoin. Specifically, the Benchmark attempts to track the average bitcoin spot price by capturing the notional value of bitcoin USD transactions reported by selected public data sources as measured by Nasdaq, Inc (“Nasdaq”). The Benchmark applies a rules-based pricing methodology to a diverse collection of pricing sources to provide a reference price for bitcoin and the pricing methodology is designed to account for variances in price across a wide range of sources which have been vetted according to criteria identified in the methodology document. The Benchmark is owned and administered by Nasdaq and may be changed from time to time. Detailed rules on the Benchmark administration and governance may be found at Nasdaq’s website. The Benchmark does not track the overall performance of all digital assets generally, nor the performance of any specific digital asset other than bitcoin. The Benchmark is calculated and published once a day on business days at 4:00pm, New York Time by CF Benchmarks Limited (https://www.cfbenchmarks.com/data/indices/NQBTCS) or other Nasdaq designated calculation agent.

According to the Benchmark methodology, any deviations from the Benchmark methodology are made in the sole judgment and discretion of Nasdaq so that the Benchmark continues to achieve its objective. Nasdaq will provide transparency over the decisions affecting the compilation of the reference rate and any related determination process, including contingency measures in the event of absence of or insufficient inputs, market stress or disruption, failure of critical infrastructure, or other relevant factors. Any contingency measures that are not directly addressed in the Benchmark methodology shall be subject to IMC governance processes.

The Sponsor, in its sole discretion, may cause the Fund to track a benchmark other than the Benchmark at any time, with prior notice to investors. The Sponsor may change the Fund’s benchmark if investment conditions change or the Sponsor believes that another benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever such a change in any circumstance.

To the extent IMC implements a material change to the calculation of the benchmark, the Sponsor will issue a press release describing such change and its date of implementation which press release will be filed with the SEC on Form 8-K.

To the extent the Sponsor determines that in the best interest of the Fund to replace the Benchmark with another benchmark reference price or index, the Sponsor shall issue a press release describing the replacement of the Benchmark and new benchmark at least 60 days in advance of such replacement and will file such press release under Form 8-K with the SEC. For more information on the Benchmark, see “Offering – Benchmark Calculation” and “Offering – Benchmark Performance” sections below.

The Fund’s Investment Strategies

The Fund seeks to achieve its investment objective by primarily investing in bitcoin. The Fund’s assets consist of bitcoin and cash. The Fund may hold cash in connection with cash purchases and redemptions of Shares (see “Creation and Redemption of Shares,” below) and it also will occasionally hold cash for short periods to pay the Sponsor’s Management Fee and any other Fund expenses and liabilities not assumed by the Sponsor (see “OPERATION OF THE FUND – Other Non-Contractual Payments by the Fund”, below). The Fund will not hold any assets other than bitcoin and cash.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, benchmark, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted.. The Fund would, among other things, file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s Shares in response to any change by purchasing or selling Fund Shares through their broker-dealer.

The Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Fund’s operations. In furtherance of the Fund’s policy to maximize its holdings in bitcoin, the Sponsor will use cash received through the creation process to purchase bitcoin. The Sponsor does not have discretion in choosing the Fund’s investments. See “Use of Proceeds”. The Fund’s investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the bitcoin market in a cost-effective manner. The Sponsor expects that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. However, the Fund incurs certain expenses in connection with its operations, which cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark because the Benchmark does not reflect expenses or income. As a result, investors may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

Investors may purchase and sell Shares through their broker-dealers. However, the Fund creates and redeems Shares only in blocks called Creation Baskets and Redemption Baskets, respectively, and only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per Share is at (or perceived to be at) a premium to the NAV per Share. Similarly, baskets are generally redeemed when the market price per Share is at (or perceived to be at) a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to affect such transactions in the secondary market, on NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of baskets.

The Sponsor believes that by investing in bitcoin, the Fund’s NAV closely tracks the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark.

There is a minimum number of baskets and associated Shares specified for the Fund. If the Fund experiences redemptions that cause the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such cases, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 50,000 Shares, representing five baskets. The minimum level of Shares specified for the Fund is subject to change.

The Sponsor maintains a public website on behalf of the Fund, https://hashdex-etfs.com/defi, which contains information about the Trust, the Fund, and the Shares.

Note to Secondary Market Investors: Except when aggregated in Redemption Baskets, Shares are not individually redeemable. Shares can be directly purchased from the Fund only in Creation Baskets, and only by Authorized Purchasers. Each Creation Basket consists of 10,000 Shares and therefore requires a significant financial commitment to purchase. Shares will be sold at the next determined NAV per Share. Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV. When buying or selling Shares on the secondary market through a broker, most investors incur customary brokerage commissions and charges.

The Fund’s Investments in Bitcoin

The Fund’s investment strategy includes direct investments in bitcoin, commonly referred to as “spot bitcoin”. When the Fund sells or redeems its Shares, bitcoin will be transferred into or out of the Fund, as applicable, in exchange for blocks of 10,000 Shares (a “Basket”) that are based on the quantity of bitcoin attributable to each Share of the Fund (net of accrued but unpaid Management Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities).

The Fund will create Shares in cash by receiving bitcoin from a third party that is not the Authorized Purchaser and the Fund is responsible for selecting the third party to deliver the bitcoin. Further, the third party will not be acting as an agent of the Authorized Purchaser with respect to the delivery of the bitcoin to the Fund or acting at the direction of the Authorized Purchaser with respect to the delivery of the bitcoin to the Fund. The Fund will redeem the Shares in cash by delivering bitcoin to a third party that is not the Authorized Purchaser and the Fund is responsible for selecting the third party to receive the bitcoin. Further, the third party will not be acting as an agent of the Authorized Purchaser with respect to the receipt of the bitcoin from the Fund or acting at the direction of the Authorized Purchaser with respect to the receipt of the bitcoin from the Fund. The third party will be unaffiliated with the Fund and the Sponsor.

Authorized Purchasers may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Purchaser delivers, or arranges for the delivery by the Authorized Purchaser’s designated agent or client of, bitcoin to the Fund’s account with a Bitcoin Custodian in exchange for Shares. Authorized Purchasers may also redeem Shares in-kind. When such an Authorized Purchaser redeems Shares in-kind, the Fund, through the Bitcoin Custodian, will deliver bitcoin to the Authorized Purchaser, or a designated agent or client thereof, in exchange for its Shares.

Share Price Premium and Discount

The amount that the Fund’s market price is above the reported NAV is called the premium. The amount that the Fund’s market price is below the reported NAV is called the discount. The market price is determined using the midpoint between the highest bid and the lowest offer on the listing exchange, as of the time that the Fund’s NAV is calculated (usually 4:00 p.m. (ET)). Since the Fund’s inception on September 16, 2022 – October 31, 2025, the highest premium was $2.89 (4.28%) and the highest discount was $0.75 (-2.38%).

Voting Rights

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Trust, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series), may vote to (i) continue the Trust by electing a successor Sponsor, as applicable, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. In addition, Fund shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Trust, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk and you could incur a partial or total loss of your investment in the Fund. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears in the “What Are the Risk Factors Involved with an Investment in the Fund?” section, beginning on page 14.

●	The Fund was formed as the survivor to the Merger with the Predecessor Fund, which commenced operations on September 15, 2022. The Fund has the limited performance history of the Predecessor Fund to serve as a basis for you to evaluate an investment in the Fund. In addition, the Fund may not be successful in implementing its investment objective or may fail to attract sufficient assets.

●	Bitcoin is a relatively new asset class and is subject to rapid changes, uncertainty and regulation that may adversely affect the value of bitcoin, and therefore the nature of an investment in the Fund and may adversely affect the ability of the Fund to buy and sell bitcoin, and therefore the ability to achieve its investment objective.

●	Historically, bitcoin has been subject to significant price volatility. Over the course of 2021, there were steep increases in the value of certain digital assets, including bitcoin and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. In the 2021-2022 cycle, the price of bitcoin peaked at $67,734 and bottomed at $15,632, marking a steep 77% drawdown. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022, and also in early 2025.

●	The Fund will compete with other cryptocurrencies and other potential financial vehicles and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Fund’s control, such as the timing of reaching the market and the Fund’s fee structure, may make it more attractive to invest in other vehicles. The competition from other investment vehicles focused on bitcoin or other cryptocurrencies could have a detrimental effect on the scale and sustainability of the Fund.

●	Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally does not distribute dividends to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

●	Only an Authorized Purchaser may engage in creation or redemption transactions with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent these institutions exit the business or are unable or unwilling to proceed with creation and/or redemption orders with respect to the Fund, Fund Shares may, particularly in times of market stress, trade at a discount to the NAV per Share and possibly face trading halts and/or delisting.

●	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

●	The Fund seeks to have changes in its Shares’ NAV track changes in the Benchmark, rather than profit from speculative trading of bitcoin .

●	Bitcoin and other cryptocurrencies are a new and developing asset class subject to both developmental and regulatory uncertainty. Future U.S. or foreign regulatory changes may alter the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy.

●	Failures or breaches of the electronic systems of the Fund, the Sponsor, or third parties or other events such as the recent COVID-19 pandemic have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its Shareholders.

●	War and other geopolitical events may cause volatility in bitcoin prices. These events are unpredictable and may lead to extended periods of price volatility.

●	The occurrence of a severe weather event, natural disaster, terrorist attack, geopolitical event, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations. For example, in late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the West. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the price of bitcoin and the Share price of the Fund.

●	The ability of Authorized Purchasers to create or redeem Shares may be suspended for several reasons, including but not limited to the Fund voluntarily imposing such restrictions. A suspension in the ability of Authorized Purchasers to create or redeem Shares would have no impact on the Fund’s investment objective – the Fund would continue to seek to track its Benchmark. However, with respect to the impact of a suspension on the price of Fund Shares in the secondary market, investors may have to pay a higher price to buy Shares and receive a lower price when they sell their Shares. This “spread” may continue to widen the longer the suspension lasts.

●	Market fraud and/or manipulation and other fraudulent trading practices such as the intentional dissemination of false or misleading information (e.g., false rumors) can, among other things, lead to a disruption of the orderly functioning of bitcoin markets, significant market volatility, and cause the value of bitcoin to fluctuate quickly and without warning. Depending on the timing of an investor’s purchases and sales of the Fund’s Shares, these pricing anomalies could cause the investor to incur losses.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Determination of NAV

The Fund’s NAV is determined as of the earlier of the close of trading on NYSE Arca or 4:00 p.m. (ET) on each day that NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

The Fund’s Fees and Expenses

The Fund pays the unitary Management Fee of 0.25% per year of the Fund’s average daily net assets. The Management Fee is paid by the Fund to the Sponsor as compensation for services performed under the Trust Agreement. In addition to the Management Fee, the Fund pays all of its respective brokerage commissions, including financing fees, Bitcoin network fees and similar transaction fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to the sale and purchase of spot bitcoin, including any bitcoin transaction fees for on-chain transfers of bitcoin. The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Trust's cash balance is insufficient to pay all fees and expenses, including the Management Fee, the Trust may need to sell crypto assets from time to time to pay for its fees and expenses, and up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of $250,000 per annum. The Sponsor may determine in its sole discretion to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

THE OFFERING

Offering	The Fund’s Shares are listed on NYSE Arca and investors may purchase and sell Shares through their broker-dealer. The Fund only offers Creation Baskets consisting of 10,000 Shares through the Marketing Agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 10,000 Shares at the Fund’s NAV.
Merger	The Fund is the successor and surviving entity from the merger (the “Merger”) into the Fund of Hashdex Bitcoin Futures ETF (the “Predecessor Fund”) that was a series of the Teucrium Commodity Trust (the “Predecessor Trust”) sponsored by Teucrium Trading, LLC (“Teucrium”). The Merger closed on January 3, 2024.

Use of Proceeds	The Sponsor applies substantially all of the Fund’s assets toward investing in bitcoin. The Fund conducts creation and redemptions in cash or in-kind with certain parties who have entered into an agreement with the Sponsor (“Authorized Purchasers”). Proceeds received by the Fund from the issuance of Creation Baskets consist of bitcoin or cash. Deposits of bitcoin are held by the Bitcoin Custodian (as defined below) on behalf of the Fund. Deposits of cash are held by the Cash Custodian. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations.
NYSE Arca Symbol	DEFI
Creation and Redemption	Authorized Purchasers pay a $300 fee per order to create Creation Baskets, and a $300 fee per order for Redemption Baskets, which is paid to the Custodian. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. The per Share price of Shares offered in Creation Baskets is the total NAV of the Fund calculated as of the close of NYSE Arca on that day divided by the number of issued and outstanding Shares.
Inter-Series Limitation on Liability	While the Fund will be a separate single series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series, except for non-recurring, unusual or extraordinary expenses of the Trust which will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Fund and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Fund and each other series of the Trust. For a discussion of non-recurring, unusual or extraordinary expenses, see “– Fund Expenses.” If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series would be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series.
Registration Clearance and Settlement	Individual certificates are not issued for the Shares. Instead, Shares will be represented by one or more global certificates, which are deposited by the transfer agent with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares are held through DTC’s book-entry system, which means that Shareholders are limited to: (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or indirect purchasers, in each case who satisfy the requirements for transfers of Shares. DTC purchasers acting on behalf of investors holding Shares through such DTC purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

Net Asset Value

The NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares. Under the Fund’s current operational procedures, Global Fund Services, the Fund’s “Administrator” calculates the NAV of the Fund’s Shares as of the earlier of 4:00 p.m. (ET) or the close of trading of NYSE Arca each day.

The Administrator will determine the value of the Fund’s bitcoin utilizing closing level of the Benchmark, the NQBTCS. For further information and valuation of the Fund’s bitcoin and its calculation, see “Calculating NAV.”

ICE Data Indices, LLC calculates and disseminates an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on NYSE Arca. For purposes of calculating this ”indicative fund value,” the Administrator calculates the value of spot bitcoin held by the Fund using a real time version of the Benchmark, the NQBTC. This methodology is not used as a benchmark for the Fund and is deemed consistent with U.S. generally accepted accounting principles (“GAAP”).
If the Sponsor and the Fund are unable to raise sufficient funds so that the expenses are reasonable in relation to the Fund’s NAV, the Fund may be forced to terminate, and investors may lose all or part of their investment. The Sponsor estimates that costs could be deemed unreasonable in the case where the NAV of the fund stays below $20 million. Any expenses related to the operation of the Fund would need to be paid by the Sponsor at the time of termination.
Management Fee	The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.25% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs.

Fund Expenses	In addition to the Fund’s Management Fee, the Fund pays all of its respective brokerage commissions, including financing fees, Bitcoin network fees and similar transaction fees and expenses charged in connection with trading activities. The Fund also pays all fees and commissions related to the sale and purchase of spot bitcoin, including any bitcoin transaction fees for on-chain transfers of bitcoin. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Trust's cash balance is insufficient to pay all fees and expenses, including the Management Fee, the Trust may need to sell crypto assets from time to time to pay for its fees and expenses, and up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of $250,000 per annum. The Sponsor may determine in its sole discretion to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.
Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Fund and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Fund and each other series of the Trust. Unusual or extraordinary expenses paid by Sponsor are not subject to any caps or limits. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee or Marketing Agent, under certain unusual or extraordinary circumstances. The Trust is obligated to indemnify the Bitcoin Custodian pursuant to its agreements with the Bitcoin Custodian, the Cash Custodian pursuant to its agreement with the Cash Custodian, and Global Fund Services pursuant to the Administration Agreement, the Transfer Agent Servicing Agreement and the Fund Accounting Agreement. Any such indemnification paid by the Trust and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Trust or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Trust. Unless such expenses are specifically attributable the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Fund and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Fund and each other series of the Trust. For further discussion of the situations in which the Trust, the Fund, or the Sponsor may be responsible for indemnification expenses see – “The Fund’s Service Providers – Contractual Arrangements with the Sponsor and Third-Party Service Providers.”

Forks	From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any crypto asset or other asset or right, which rights are incident to the Fund’s ownership of bitcoin and arise without any action of the Fund, or of the Sponsor (“Incidental Rights”) and/or crypto assets, or other assets or rights, acquired by the Fund through the exercise of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of bitcoin, generally through a fork in the Bitcoin Network, an airdrop offered to holders of bitcoin or other similar event. In the event of a fork, airdrop or similar event, the Sponsor will cause the Fund to permanently and irrevocably abandon any such Incidental Rights and IR Virtual Currency and no such Incidental Right or IR Virtual Currency shall be taken into account for purposes of determining the NAV of the Fund. Because the Fund will abandon any Incidental Rights and IR Virtual Currency, the Fund would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND? — Risks Related to Bitcoin and the Bitcoin Network — “Forks” in the Bitcoin Network could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.”
Termination Events	The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless, (i) prior to the withdrawal of the Sponsor, the Sponsor appoints a successor Sponsor that agrees to carry on the business of the Trust, (ii) at the time there is at least one remaining sponsor and that remaining sponsor carries on the business of the Trust, or (iii) Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the insolvency or bankruptcy of the Trust or the Fund; (4) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding Shares of the Trust, voting together as a single class, to dissolve the Trust subject to certain conditions; (5) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions; (6) the Trust is required to be registered as an investment company under the Investment Company Act of 1940; and (7) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers	A list of the Fund’s Authorized Purchasers as of the date of this prospectus can be found under “Plan of Distribution – Marketing Agent and Authorized Purchasers,” on page 92. Authorized Purchasers must be (1) registered broker-dealers or other securities market purchasers, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) DTC purchasers. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.
Conflicts of Interest	There are present and potential future conflicts of interest related to the Trust’s structure and operation that you should consider before you purchase Shares. These include, among others, conflicts related to the Sponsor serving as the sponsor to the other funds other than the Fund in the future. A description of such conflicts of interest can be found under “The Sponsor Has Conflicts of Interest” on page 107.
Bitcoin Custodian	The Fund’s bitcoin investments are held by BitGo Trust Company, Inc. (the “Bitcoin Custodian”) on behalf of the Fund. The Bitcoin Custodian will keep custody of all of the Fund’s bitcoin in a multi-layer, multi-party cold storage or similarly secure technology. The Bitcoin Custodian is responsible for safekeeping passwords, keys or phrases that allow transfers of digital assets (“Security Factors”) safe, secure and confidential. 100% of the private keys will be held in cold storage. The Bitcoin Custodian will establish the Bitcoin Accounts (as defined below) on the Bitcoin Network solely for the Fund. The Bitcoin Custodian will follow valid instructions given by the Sponsor to use the Fund’s Security Factors to effect transfers to and from the Bitcoin Accounts. The Fund’s bitcoin will be held in segregated wallets and will not be commingled with the assets of other customers. The Bitcoin Custodian has insurance policies that covers, at least partially, risks such as the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s and the Trust’s financial statements and the related notes incorporated by reference herein. See “Incorporation by Reference of Certain Information.”

Risks Related to Bitcoin and the Bitcoin Network

Bitcoin is a relatively new technological innovation with a limited operating history.

Bitcoin has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of bitcoin and, in turn, a limited basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future results, if bitcoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Fund.

The price of bitcoin on the bitcoin market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Fund.

The price of bitcoin as determined by the bitcoin market has experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. Such speculation regarding the potential future appreciation in the value of bitcoin may inflate the price of bitcoin. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, may cause a drop in the price of bitcoin. Developments related to the Bitcoin Network’s operations, individual bitcoin exchanges and the overall bitcoin market also contribute to the volatility in the price of bitcoin. These factors may continue to increase the volatility of the price of bitcoin, which may have a negative impact on the performance of the Fund.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing throughout 2022 and through 2023, digital asset prices began falling precipitously. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin Terra USD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

The collapse of TerraUSD and the bankruptcy filings of FTX, Celsius, Voyager and BlockFi have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset trading platforms and custodians. The U.S. regulatory regime—namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including bitcoin and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Fund to comply with certain regulatory regimes, which could result in new costs for the Fund. The Fund may have to devote increased time and attention to regulatory matters, which could increase costs to the Fund. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including bitcoin, which could have a negative effect on the value of bitcoin, which in turn would have a negative effect on the value of the Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Fund, their affiliates and/or the Fund’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Momentum pricing.

The market value of bitcoin is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of bitcoin and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of bitcoin, and, in turn, an investment in the Fund.

The value of a bitcoin may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of bitcoin has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of bitcoin, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in the Fund.

Some market observers have asserted that in time, the value of bitcoin will fall to a fraction of its current value, or even to zero. Bitcoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Further development and acceptance of bitcoin and the Bitcoin Network is uncertain.

The further development and acceptance of the Bitcoin Network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Bitcoin Network may adversely affect the price of bitcoin and therefore cause the Fund to suffer losses. Regulatory changes or actions may alter the nature of an investment in bitcoin or restrict the use of bitcoin or the operations of the Bitcoin Network or venues on which bitcoin trades in a manner that adversely affects the price of bitcoin, the Fund’s Bitcoin Contracts and, therefore, the Fund’s Shares. Bitcoin generally operates without central authority (such as a bank) and is not backed by any government. Bitcoin is not legal tender and federal, state and/or foreign governments may restrict the use and exchange of bitcoin, and regulation in the United States is still developing. For example, it may become difficult or illegal to acquire, hold, sell or use bitcoin in one or more countries, which could adversely impact the price of bitcoin, and therefore the value of the Fund’s Shares.

“Forks” in the Bitcoin Network could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

Bitcoin is the only crypto asset the Fund will hold. From time to time, developers of the Bitcoin Network suggest changes to the bitcoin software. If a sufficient number of users and miners elect not to adopt the changes, a new digital asset, operating on the earlier version of the bitcoin software, may be created. This is often referred to as a “fork.”

In August 2017, bitcoin “forked” into bitcoin and a new digital asset, bitcoin cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. Since then, bitcoin has been forked numerous times to launch new digital assets, such as bitcoin gold, bitcoin silver and bitcoin diamond. Additional hard forks of the bitcoin blockchain could adversely affect the market for bitcoin in which the Fund invests and, therefore, an investment in the Fund. A substantial giveaway of bitcoin (sometimes referred to as an “air drop”) may also result in significant and unexpected declines in the value of bitcoin and the Fund.

The Fund will adhere to the policies outlined by the Bitcoin Custodian, which may be updated without prior notice to the Sponsor or the Fund.

The Bitcoin Custodian may not support forks and airdrops, and the Fund and the Sponsor may not be able to use its custodial account to attempt to receive, request, send, store, or engage in any other type of transaction involving a new version of any “forked” asset held by the Fund. In the event of a fork, Bitcoin Custodian may temporarily suspend the operations with respect to the affected asset (with or without advance notice to the Sponsor and/or the Fund) and decide whether or not to support (or cease supporting) either branch of the forked protocol entirely. Additionally, in case of support, it may take significant time for the Bitcoin Custodian to implement or provide access to any asset created as a result of a fork, and the Fund will only be able to account for the forked asset after it is given access by the Bitcoin Custodian. The Bitcoin Custodian assumes absolutely no liability whatsoever in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol. The Bitcoin Custodian is under no obligation to support any airdrops or forks, or handle them in any manner, which could adversely impact the value of an investment in the Fund.

In addition, Sponsor has not provided any instructions to the Bitcoin Custodian regarding forks and airdrops, and any decisions or actions related to airdrops or forks involving the Fund’s assets will align with the guidelines set forth by the Bitcoin Custodian. Any decision under the Bitcoin Custodian’s policies regarding hard forks and airdrops may adversely affect the Fund, which in turn would have a negative effect on the value of the Shares.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, decide what action the Fund shall take. In the event of a fork, the Sponsor will determine which network it believes is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network, and the associated asset as bitcoin, for the Fund’s purposes.

In the occurrence of such events, a fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the only crypto asset to be held by the Fund will be bitcoin. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

In the event the Fund seeks to change the Fund’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Fund to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NYSE will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Fund may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares.

Increased transaction fees may adversely affect the usage of the Bitcoin Network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Fund or the ability of the Fund to operate.

Subsidies for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

Transactions in bitcoin are processed by miners who are primarily compensated by receiving newly issued bitcoins (“Mining Subsidy”) as a compensation for successfully solving a cryptographic problem. Mining Subsidies follow an issuance schedule that declines over time. Miners might also be compensated through voluntary fees paid by Bitcoin network participants, which alongside Mining Subsidies constitute total mining rewards.

Mining Subsidies are subject to so-called halvings, events in which the issuance of new bitcoins per mined block is cut in half. These events take place in multiples of 210,000 blocks starting from Bitcoin’s block number (or block height) 0, referred to as the genesis block, which was mined on January 3rd, 2009. With the time interval between two consecutive blocks being targeted at 10 minutes on average, halving events should happen approximately every four years.

The bitcoin Mining Subsidy was equal to 50 bitcoins per mined block between heights 0 and 209,999. The first halving took place on November 28, 2012 as of height 210,000, dropping the Mining Subsidy to 25 bitcoins per block between heights 210,000 and 419,999. The second halving occurred on July 9, 2016, setting the Mining Subsidy per block to 12.5 bitcoins between heights 420,000 and 629,999. The third halving took place on May 11, 2020, setting the Mining Subsidy per block to 6.25 bitcoins between heights 630,000 and 839,999. The fourth and latest halving took place on April 20, 2024, setting the Mining Subsidy per block to 3.125 bitcoins between heights 840,000 and 1,049,999. This is the current halving epoch we are in, meaning the current Mining Subsidy per block is equal to 3.125 bitcoins. It is estimated that the Mining Subsidy will halve again during 2028.

Halvings will continue until the maximum possible 21 million bitcoins have been mined and released into circulation. Currently, there are approximately 19.6 million bitcoins that have been mined and are in circulation.

Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the Bitcoin Network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the Mining Subsidy or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power to solve blocks and confirm transactions.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin Network and could adversely affect the value of the bitcoin held by the Fund.

An acute cessation of mining operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.

The Bitcoin Network may face scalability challenges as it expands to a greater number of users.

As with other digital asset networks, the Bitcoin Network faces significant scaling challenges because public blockchains generally face a tradeoff between security and scalability. A decentralized network is less susceptible to manipulation or capture if more participants, or “nodes,” are involved in the processing and maintenance of such network. However, a greater number of nodes decreases the network’s efficiency in processing transactions and may result in increased settlement times. Increased settlement times could discourage certain uses for bitcoin (for example, micropayments), and could reduce demand for and price of bitcoin, which could adversely impact the value of an investment in the Fund.

Bitcoin Markets are susceptible to extreme price fluctuations, theft, loss and destruction.

The market price of bitcoin has been subject to extreme fluctuations. If bitcoin markets continue to be subject to sharp fluctuations, the Fund’s Shareholders may experience losses. Similar to fiat currencies (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization), bitcoin is susceptible to theft, loss and destruction. Cybersecurity risks of the Bitcoin Protocol and of entities that custody or facilitate the transfers or trading of bitcoin could result in a loss of public confidence in bitcoin, a decline in the value of bitcoin and, as a result, adversely impact the Fund’s Shares.

Bitcoin ownership is concentrated in a small number of holders referred to as ‘Whales.’

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the value of an investment in the Fund.

Bitcoin exchanges are unregulated or may not be complying with existing regulation and may be more exposed to fraud and failure.

Bitcoin exchanges and other trading venues on which bitcoin trades are relatively new and, in most cases, largely unregulated or may not be complying with existing regulation. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.

Many digital asset exchanges are unlicensed, unregulated, may not be complying with existing regulation, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports may indicate that the digital asset exchange market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the digital asset exchange market than is commonly understood. Nonetheless, any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

In addition, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses.

In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The recent bankruptcy of the crypto exchange FTX has underscored the potential for fraud and manipulation in crypto exchanges generally. The financial distress experienced by crypto asset market participants as a result of the FTX bankruptcy has already led to the spread of a general contagion among some market participants, and may lead to additional regulation of the crypto markets.

The fact that many bitcoin exchanges are not registered and fail to comply with regulations or operate in jurisdictions with less stringent regulations than in the US may expose the investors to behaviors that can jeopardize their investments. These behaviors include, but are not limited to, wash trading, fraud, front-running, and other security issues that could adversely impact the value of an investment in the Fund.

Negative perception, a lack of stability in the digital asset markets and the closure or temporary shutdown of digital asset exchanges due to fraud, failure or security breaches may reduce confidence in the Bitcoin network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Benchmark may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

Digital asset trading platforms may be exposed to wash trading.

Digital asset trading platforms on which bitcoin trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

To the extent that wash trading either occurs or appears to occur on trading platforms on which bitcoin trades, investors may develop negative perceptions about bitcoin and the digital assets industry more broadly, which could adversely impact the price bitcoin and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms on which bitcoin trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Networked systems are vulnerable to attacks.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the “hash” rate, or the amount of computing and process power being contributed to the network through mining, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain. To the extent that such malicious actor or botnet did not yield its control of the processing power on the network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. The attack of a malicious actor may have an adverse effect on the Bitcoin Network and, therefore, on the value of an investment in the Fund.

Cybersecurity risk.

As a digital asset, bitcoin is subject to cybersecurity risks, including the risk that malicious actors will exploit flaws in its code or structure that will allow them to, among other things, steal bitcoin held by others, control the blockchain, steal personally identifying information, or issue significant amounts of bitcoin in contravention of the Bitcoin Protocols. The occurrence of any of these events is likely to have a significant adverse impact on the price and liquidity of bitcoin and therefore the value of an investment in the Fund. Additionally, the Bitcoin Network’s functionality relies on the Internet. A significant disruption of Internet connectivity affecting large numbers of users or geographic areas could impede the functionality of the Bitcoin Network. Any technical disruptions or regulatory limitations that affect Internet access may have an adverse effect on the Bitcoin Network, the price of bitcoin, and the value of an investment in the Fund.

Risks of flawed or ineffective source code.

If the source code or cryptography underlying a bitcoin held by the Fund proves to be flawed or ineffective, malicious actors may be able to steal the Fund’s bitcoins. In the past, flaws in the source code for digital assets have been exposed and exploited, including those that exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in, or exploitations of, the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying a digital asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, if the bitcoin held by the Fund is affected, a malicious actor may be able to steal the Fund’s bitcoin assets, which would adversely affect an investment in the Shares. Even if the Fund did not hold the affected bitcoin, any reduction in confidence in the source code or cryptography underlying bitcoin generally could negatively affect the demand for bitcoin and therefore adversely affect an investment in the Shares.

Limited adoption and ability to use bitcoin to purchase goods.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect the Fund’s bitcoin and the Fund’s Shares. Bitcoin is not currently a form of legal tender in the United States and has only recently become selectively accepted as a means of payment for goods and services by some retail and commercial outlets, and the use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin trading venues, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin or providing bitcoin-related services. In addition, some taxing jurisdictions, including the United States, treat the use of bitcoin as a medium of exchange for goods and services to be a taxable sale of bitcoin, which could discourage the use of bitcoin as a medium of exchange, especially for a holder of bitcoin that has appreciated in value.

Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Fund.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining”. If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

New competing digital assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin.

The Bitcoin Network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin Network evolving into the most well-developed network of any digital asset. The Bitcoin Network enjoys the largest user base and has more mining power in use to secure its blockchain than any other digital asset. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin Network. This in turn creates a domino effect that inures to the benefit of the Bitcoin Network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin Network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin Network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin Network.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of the date of this filing, bitcoin was the largest digital asset by market capitalization and had the largest combined mining power. Despite this first to market advantage, there were over 10,000 alternative digital assets tracked by CoinGecko.com, having a total market capitalization of approximately $2.8 trillion (including the approximately $1.6 trillion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, as well as many others, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Bitcoin Network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of bitcoin. Some users of the Bitcoin network may harbor ill will toward the Litecoin network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Fund. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Benchmark, the Fund’s bitcoin holdings, the price of the Shares, the net asset value of the Fund and the NAV.

Risks to bitcoin from other parts of the digital assets market.

The price of bitcoin and the bitcoin market generally may be adversely impacted by developments in other parts of the digital assets market including, but not limited to, industry wide. The acceptance of bitcoin and digital assets generally depends on a number of factors, including adverse developments in the digital assets market that could impact investor confidence. For example, “stablecoins” have been developed to enhance the value of cryptocurrency to be used like fiat currency in transactions in goods and services. Adverse developments such as the recent “depegging” of the TerraUSD stablecoin and the FTX bankruptcy may undermine confidence in the cryptocurrency markets generally and cause decreases in the price of digital assets such as bitcoin.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of bitcoins and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Fund.

Hacking risk of theft of private keys.

Due to the nature of private keys, bitcoin transactions are irrevocable and incorrectly transferred or stolen bitcoin may be irretrievable, and as a result, any incorrectly executed bitcoin transactions could adversely affect the price and liquidity of bitcoin, which may indirectly affect the price and liquidity of the Fund’s Shares.

Loss of access risks.

The loss or destruction of a private key required to access the Fund’s bitcoins may be irreversible. The loss of access to the private keys associated with the Fund’s bitcoins could adversely affect an investment in the Shares. Bitcoin is controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the currency is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoins while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Fund will be unable to access the assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store the Fund’s bitcoins could adversely affect an investment in the Shares.

Environmental risks from Bitcoin mining.

Bitcoin mining currently requires computing hardware that consumes large amounts of electricity. By way of electrical power generation, many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin network and could adversely affect the price of bitcoin and the value of the Shares.

The “proof of work” validation mechanism used to verify transactions on the Bitcoin Network necessitates that bitcoin miners maintain high levels of computing power, which can require extremely high energy usage. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin Network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A significant decrease in the computational resources dedicated to the Bitcoin Network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange.

Several alternative mechanisms to proof-of-work have emerged in recent years, aiming to offer more energy-efficient validation processes for blockchain networks and high costs of electricity may incentivize miners to redirect their capital and efforts to other validation protocols, such as proof-of-stake blockchains, in which rather than using computational power to add new blocks of transactions to the blockchain, users pledge capital denominated in the network’s native currency as a guarantee of action in good faith when producing blocks. Alternatively, miners can abandon their validation activities altogether.

Due to concerns around energy consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on bitcoin mining in their jurisdictions. Such moratoriums would impede bitcoin mining and/or bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state and, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts.

Depending on how future regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Purchasers intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Authorized Purchasers must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products; however, there is as yet no definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot bitcoin. Absent further regulatory clarity regarding whether and how registered broker-dealers can hold and deal in bitcoin under applicable broker-dealer financial responsibility and other rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for bitcoin may be unable to demonstrate compliance with such rules. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Purchasers at present have the ability (either acting themselves or through their affiliates) to support in-kind creation and redemption activity.

Even with the SEC Staff’s recent statement clarifying that in-kind creations and redemptions are permitted, the Fund’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, Authorized Purchasers will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Fund’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences. Further, there can be no assurance that broker-dealers would be willing to serve as Authorized Purchasers with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Fund and the value of the Shares.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the price used to determine the NAV. Even though the Authorized Purchaser is responsible for the dollar cost of such difference in prices, Authorized Purchasers could default on their obligations to the Fund, or such potential risks and costs could lead to Authorized Purchasers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of bitcoin, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying bitcoin held by the Fund or sell Shares at a price lower than the value of the underlying bitcoin held by the Fund, causing Shareholders to suffer losses.

To the knowledge of the Sponsor, exchange-traded products for spot-market commodities other than bitcoin, such as gold and silver, generally employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested, and could be impacted by any resulting operational inefficiencies.

Correlation Risk

Changes in the Fund’s NAV may not correlate well with changes in the price of the Benchmark and the spot price of bitcoin. If this were to occur, you may not be able to effectively use the Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in bitcoin so that the changes in the NAV closely correlate with the changes in the Benchmark. However, changes in the Fund’s NAV may not correlate with the changes in the Benchmark for various reasons, including those set forth below.

The Fund incurs certain expenses in connection with its operations and holds most of its assets in income producing, short-term financial instruments for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. To the extent these expenses are not covered by the Management Fee, and income from short-term financial instruments may cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark. Differences between returns based on the price of bitcoin and an investment in the Fund may also be attributable to certain fund expenses.

There may be significant volatility in the market for bitcoin. This volatility, in turn, may make it more difficult for Authorized Purchasers and other market purchasers to be able to identify a reliable price for bitcoin. Without reliable prices, Authorized Purchasers and other market purchasers may reduce their role in the market arbitrage process or “step away” from these activities. This, in turn, might inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Fund’s assets and the Fund’s market price. This reduced effectiveness could result in Fund Shares trading at a price which differs materially from NAV and also in greater than normal intraday bid/ask spreads for Fund Shares.

An investment in the Fund may provide you with little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of bitcoin will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Fund’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as cost of electricity, regulation, market disruptions, cyber-attacks and political events may have a larger impact on bitcoin and bitcoin interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of bitcoin and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

If changes in the Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Fund may not be an effective way to hedge against bitcoin related losses or indirectly invest in bitcoin.

Risk Related To Lack of Liquidity

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

If the Fund’s ability to obtain exposure to bitcoin in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in the bitcoin market a disruption to the bitcoin the Fund may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Fund’s ability to obtain exposure to bitcoin will cause the Fund’s performance to deviate from the performance of bitcoin. For further information regarding the impact of suspending redemptions, see “Suspension or Rejection of Redemption Orders” on page 102.

A market disruption, such as a government taking regulatory or other actions that disrupt the market in bitcoin, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the bitcoin and cash that it holds to meet its liquidity needs. The anticipated value of the positions in bitcoin that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity.

Buying and selling activity associated with the purchase and redemption of may adversely affect an investment in the Shares.

The Sponsor’s purchase of bitcoin in connection with basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when baskets are created. The market price of bitcoin may therefore decline immediately after baskets are created.

Selling activity associated with sales of bitcoin by the Sponsor in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by the Sponsor and other market participants may have on the price of bitcoin, other exchange-traded products or large private investments vehicles with similar investment vehicles (if developed) could represent a substantial portion of demand for bitcoin at any given time and the sales and purchases by such investments may impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The inability of Authorized Purchasers and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Purchasers and market makers will generally want to hedge their exposure in connection with basket creation and redemption orders. To the extent Authorized Purchasers and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of bitcoin, wide spreads between prices quotes on different bitcoin trading platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Purchasers and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Purchasers wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded bitcoin futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.

Examples of such unanticipated difficulties in the creation and redemption process might include, but are not limited to, operational failures such as technological malfunctions in the trade execution or settlement systems, delays or inaccuracies in data feeds, or disruptions in the communication channels used to transmit creation and redemption orders. Regulatory changes or legal challenges could also impose unforeseen hurdles, potentially leading to delays or restrictions in the processing of creation and redemption orders. Furthermore, liquidity issues in the bitcoin market itself could impede the ability to acquire or dispose of bitcoin efficiently, thereby affecting the creation and redemption of baskets.

Loss of a critical banking relationship for, or the failure of a bank used by, the Fund could adversely impact the Fund’s ability to create or redeem baskets, or could cause losses to the Fund.

To the extent that the Fund faces difficulty establishing or maintaining banking relationships, the loss of the Fund’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Fund to utilize other financial institutions may result in a disruption of creation and redemption activity of the Fund, or cause other operational disruptions or adverse effects for the Fund. In the future, it is possible that the Fund could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Fund is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Fund could also suffer losses in the event that a bank in which the Fund holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. The future failure of a bank at which the Fund maintains assets, could result in losses to the Trust to the extent the cash balances are not subject to deposit insurance.

The Fund and other funds with similar investment strategies may try to exit positions at the same time.

If the Fund and other funds with similar investment strategies try to sell bitcoin at the same time, such a mass exit could have detrimental effect on price and liquidity, and you could incur losses in your investment in Shares of the Fund.

Regulatory Risk

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares.

There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Regulatory developments such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin Network, or the digital asset markets generally may adversely impact the value of bitcoin and, therefore, of the Fund.

The bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Bitcoin and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury has added digital currency addresses, including addresses on the Bitcoin network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Department of the Treasury has spent significant time. Secretary Mnuchin announced that the U.S. Department of the Treasury is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Department of the Treasury, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In May 2022, OFAC banned all U.S. persons from using Blender.io, a digital asset mixing application that operates on the Bitcoin blockchain to obfuscate the origin, destination and counterparties of blockchain transactions, by adding certain digital asset wallet addresses associated with Blender.io to its Specially Designated Nationals list. Blender.io receives a variety of transactions and mixes them together before transmitting them to their ultimate destinations. On March 23, 2022, Lazarus Group, a state-sponsored cyber hacking group associated with North Korea, carried out a major virtual currency heist from a blockchain project linked to the online game Axie Infinity; Blender.io was used in processing some of the illicit proceeds. The US Treasury Department’s press release announcing the sanctions on Blender.io observed that, while most virtual currency activity is licit, virtual currency can be used for illicit activity, including sanctions evasion, through mixers, peer-to-peer exchangers, darknet markets, and exchanges. This includes the facilitation of heists, ransomware schemes, and other cybercrimes. On October 19, 2023, FinCEN published proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Bitcoin blockchain were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Trust’s service providers, such as the Prime Execution Agent or the Cash Custodian – to reduce support for or cease offering services for bitcoin or to the Trust, which could impair the utility of bitcoin, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations.

Legal status of bitcoin.

The legal status of digital assets varies substantially across jurisdictions. In many countries, the bitcoin legal status is still undefined or changing. Some countries have deemed the usage of bitcoin illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investor), banned the local banks from working with digital assets or restricted the use of digital assets in other ways. Furthermore, the status of bitcoin remains undefined and there is uncertainty as to whether bitcoin assets are a security, money, a commodity or property. In some countries, such as the United States, different government agencies define digital assets differently, leading to regulatory conflict and uncertainty. This uncertainty is compounded by the rapid evolution of regulations. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of bitcoin. In such a scenario, there may be adverse effects on the value of bitcoin and the Fund’s Shares, including the termination of the Fund.

A determination that bitcoin or any other digital asset is a “security” may adversely affect the value of bitcoin and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC indicate that the SEC does not consider bitcoin to be a security, at least currently, and the staff has provided informal assurances to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the promoters of several other digital assets on the basis that the digital assets in question are securities.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

Any enforcement action by the SEC or a state securities regulator asserting that bitcoin is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of bitcoin, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars.

Lack of regulation of the bitcoin market.

Bitcoin, the Bitcoin Network and the bitcoin trading venues are relatively new and, in most cases, largely unregulated or may not be complying with existing regulation. As a result of this lack of regulation, individuals, or groups may engage in insider trading, fraud or market manipulation with respect to bitcoin. Such manipulation could cause investors in bitcoin to lose money, possibly the entire value of their investments. Over the past several years, a number of bitcoin trading venues have been closed due to fraud, failure or security breaches. The nature of the assets held at bitcoin trading venues make them appealing targets for hackers and a number of bitcoin trading venues have been victims of cybercrimes and other fraudulent activity. These activities have caused significant, in some cases total, losses for bitcoin investors. Investors in bitcoin may have little or no recourse should such theft, fraud or manipulation occur. There is no central registry showing which individuals or entities own bitcoin or the quantity of bitcoin that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of bitcoin or a group of holders from selling their bitcoins, which could depress the price of bitcoin, or otherwise attempting to manipulate the price of bitcoin or the Bitcoin Network. Events that reduce user confidence in bitcoin, the Bitcoin Network and the fairness of bitcoin trading venues could have a negative impact on the price of bitcoin and the value of an investment in the Fund.

Risk of illicit activities.

As bitcoins have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the FinCEN, SEC, CFTC, the FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the Bitcoin Network, bitcoin users and the Bitcoin Exchange Market, with particular focus on the extent to which bitcoins can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold bitcoins for users. The imposition of stricter governmental regulation of the bitcoin market may adversely impact the activities of the Fund, for example, by reducing the liquidity of the bitcoin markets.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or crypto asset platforms, which could adversely impact the value of bitcoin and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Bitcoin Network), the digital asset markets (including the bitcoin market), and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on bitcoin is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

The Fund’s Operating Risks

The Fund may change its investment objective, benchmark or investment strategies at any time without Shareholder approval or advance notice.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, benchmark, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. Changes are subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. Shareholders may experience losses on their investments in the Fund as a result of such changes.

Right to change the benchmark.

The Sponsor, in its sole discretion, may cause the Fund to track a benchmark other than the Benchmark at any time, with prior notice to the investors, if investment conditions change or the Sponsor believes that another benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

As an owner of Shares, you will not have the protections normally associated with ownership of Shares in an investment company registered under the 1940 Act, or the protections afforded by the Commodity Exchange Act (“CEA”).

The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections expressly provided by that statute, including: provisions preventing Fund insiders from managing the Fund to their benefit and to the detriment of Fund Shareholders; provisions preventing the Fund from issuing securities having inequitable or discriminatory provisions; provisions preventing Fund management by irresponsible persons; provisions preventing the use of unsound or misleading methods of computing Fund earnings and asset value; provisions prohibiting suspension of redemptions (except under limited circumstances); provisions limiting fund leverage; provisions imposing a fiduciary duty on fund managers with respect to receipt of compensation for services; and provisions preventing changes in the Fund’s character without the consent of Fund Shareholders.

The Fund does not hold or trade in commodity futures contracts, “commodity interests”, or any other instruments regulated by the CEA, as administered by the CFTC and the National Futures Association (the “NFA”). Furthermore, the Fund is not a commodity pool for purposes of the Commodity Exchange Act and the Shares are not “commodity interests”. Consequently, the Sponsor is not subject to registration as a commodity pool operator or commodity trading advisor with respect to the Fund or the Shares. The owners of Shares do not receive the Commodity Exchange Act disclosure document and certified annual report required to be delivered by a registered commodity pool operator or a commodity trading advisor with respect to the Fund, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators or advised by commodity trading advisors.

There are technical risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s order management system is a broadly used and well-known computer-based system that utilizes external data feeds of market information. The Sponsor can experience business interruptions if its order management system or data feeds are disrupted or corrupted. For further discussion of technical and business continuity risks to the Fund’s and the Sponsor’s systems, see the discussion under the caption “Event Risk” below.

Several factors may affect the Fund’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Fund will achieve its investment objective. Prospective investors should read this entire prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Fund’s ability to meet its investment objective include: (1) Fund’s ability to purchase and sell bitcoin in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Bitcoin Network; (3) the bitcoin market becoming illiquid or disrupted; (4) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Fund to execute intended portfolio transactions; and (6) accounting standards.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund or other investment fund complex, the Fund may be adversely affected.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. As of the date of this prospectus, the Sponsor pays the fees, costs, and expenses of the Fund. If the Sponsor and the Fund are unable to raise sufficient funds so that the expenses are reasonable in relation to the Fund’s NAV, the Fund may be forced to terminate, and investors may lose all or part of their investment. The Sponsor estimates that costs could be deemed unreasonable in the case where the NAV of the fund stays below $20 million. Any expenses related to the operation of the Fund would need to be paid by the Sponsor at the time of termination.

However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

The Sponsor may manage a large number of assets, and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Fund’s assets are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund. In addition, the agreements between the Fund and its third-party service providers, such as the Marketing Agent and the Custodians, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

Purchases or redemptions of creation units in cash may cause the Fund to incur certain costs or recognize gains or losses.

Purchases and redemptions of creation units will be transacted in cash rather than ‘in-kind’ where creation units are purchased and redeemed in exchange for underlying constituent securities. Purchases of creation baskets with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation baskets with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, which may result in losses.

Fund assets may be depleted if investment performance does not exceed fees.

Over time, the Fund’s assets could be depleted if investment performance does not exceed fees paid by the Fund.

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.25% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. In addition to the Fund’s Management Fee, the Fund pays all of its respective brokerage commissions, including financing fees, Bitcoin network fees and similar transaction fees and expenses charged in connection with trading activities. The Fund also pays all fees and commissions related to the sale and purchase of spot bitcoin, including any bitcoin transaction fees for on-chain transfers of bitcoin. Creation with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind. The Sponsor pays all of the other routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

General expenses of the Trust will be allocated among the Fund and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee or Marketing Agent under certain circumstances. The Trust is obligated to indemnify the Cash Custodian pursuant to its agreement with the Cash Custodian, and Global Fund Services pursuant to the Administration Agreement, the Transfer Agent Servicing Agreement and the Fund Accounting Agreement. Unless such expenses are specifically attributable the Fund or arise out of the Fund’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Fund and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Fund and each other series of the Trust. Expenses paid by Sponsor are not subject to any caps or limits.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, market makers, or other significant secondary-market purchasers which could adversely affect the market price of the Shares.

Only an Authorized Purchaser may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Purchaser is able to step forward to create or redeem creation units, Fund Shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Fund or a decision by a secondary market purchaser to sell a significant number of the Fund’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

There may be situations where an Authorized Purchaser is unable to proceed with a redemption order. To the extent the value of bitcoin decreases, these delays may result in a decrease in the value of the Shares and the corresponding cash distribution the Authorized Purchaser will receive when the redemption occurs, as well as a reduction in liquidity for all shareholders in the secondary market.

Although Shares surrendered by Authorized Purchasers in basket-size aggregations are redeemable in exchange for cash, redemptions may be suspended during periods of NYSE Arca trading suspension or restriction, or during emergencies that make it reasonably impracticable to deliver, dispose of, or evaluate bitcoin. If any of these events occurs at a time when an Authorized Purchaser intends to redeem Shares, and the price of bitcoin decreases before such Authorized Purchaser can request for redemption and the redemption distribution is determined, such Authorized Purchaser will sustain a loss. This loss pertains to the amount of cash received from the Fund upon the redemption of its Shares, had the redemption taken place when such Authorized Purchaser originally intended it to occur. As a consequence, Authorized Purchasers may reduce their trading in Shares during suspension or restriction periods, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of baskets and associated Shares specified for the Fund. Although the Fund has never halted redemptions due to the number of Shares outstanding, if the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 50,000 Shares representing five baskets. The minimum level of Shares specified for the Fund is subject to change. (The current number of Shares outstanding will be posted daily on our website, https://hashdex-etfs.com/defi.)

The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Fund.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares of the Fund. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Purchasers create and redeem Shares directly with the Fund may fail to closely link the price of the Shares to the value of bitcoin, as measured using the Benchmark. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the Benchmark and may fall.

There are no limitations on the Sponsor’s discretion to postpone, suspend or reject purchase or redemption orders under the Securities Act or SEC listing orders permitting the listing and trading of the Fund’s Shares on NYSE Arca. In addition, Shareholders of the Fund will not have the protections provided in this regard that are applicable to funds regulated under the Investment Company Act of 1940.

Investors may not be able to buy or sell Shares of the Fund through their current brokerages.

Because of volatility and other risks associated with bitcoin-related investments, brokerage firms may limit or not permit trading in such investments. Because of current or future brokerage policies regarding bitcoin-linked securities, investors could have difficulty selling Shares through their brokerage and potentially face restrictions when or how they could trade their Shares.

If a custodial agreement or an Authorized Purchaser agreement is terminated or a Custodian or an Authorized Purchaser becomes insolvent or fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or Authorized Purchaser, which could pose a challenge to the safekeeping of the Fund’s assets, the Fund’s ability to create and redeem shares and the Fund’s ability to continue to operate may be adversely affected.

The Fund is dependent on the Bitcoin Custodian to operate. The Bitcoin Custodian performs essential functions in terms of safekeeping the Fund’s bitcoin assets in the custodial wallets. If a Bitcoin Custodian fails to perform the functions it performs for the Fund, the Fund may be unable to operate or create or redeem Baskets, which could force the Fund to liquidate or adversely affect the price of the Shares.

Transferring maintenance responsibilities of the Fund’s account at the Bitcoin Custodian to one or more other custodians will likely be complex and could subject the Fund’s assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets. Also, the Fund may not be able to find a party willing to serve as the custodian of the Fund’s assets or as the Fund’s agent on the same terms as the agreement with the Bitcoin Custodian or at all. To the extent that the Fund is not able to find a suitable party willing to serve as the custodian or agent, the Fund may be required to terminate the Fund and liquidate the Fund’s bitcoin assets. If the Fund is unable to find a replacement agent, its operations could be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Fund’s bitcoin under the same terms as the current Bitcoin Custody Agreement or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Fund and liquidate the Fund’s assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Bitcoin Custody Agreement that is less favorable for the Sponsor or the Fund, the value of the Shares could be adversely affected.

Part of the Fund’s assets are held in cash with the Cash Custodian and other financial institutions, if applicable. The insolvency of the Cash Custodian and any financial institution in which the Fund holds cash could result in a substantial loss of the Fund’s cash.

Similarly, if an Authorized Purchaser suffers insolvency, business failure or interruption, default, failure to perform, security breach or if an Authorized Purchaser chooses not to participate in the creation and redemption process of the Fund, and the Fund is unable to engage replacement Authorized Purchasers on commercially acceptable terms or at all, then the creation and redemption process of the Fund, the arbitrage mechanism used to keep the Shares in line with the NAV and the Fund’s operations generally could be negatively affected.

Buying or selling bitcoin.

The Fund may transact with bitcoin exchanges and over-the-counter bitcoin market makers. The Fund will take on credit risk every time it purchases or sells bitcoin, and its contractual rights with respect to such transactions may be limited. It is possible that, through computer or human error, or through theft or criminal action, the Fund’s bitcoins or cash could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Fund is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Fund’s bitcoins or cash (through error or theft), the Fund will be unable to recover incorrectly transferred bitcoins or cash, and such losses will negatively impact the Fund. In the event the Fund is unable to recover any incorrectly transferred bitcoins or cash, the Fund will not be liable to the Shareholders for any such losses.

Lack of fiduciary duty by service providers.

Service providers to the Fund, including Custodians and security vendors, owe no fiduciary duties to the Fund or the shareholders, are not required to act in their best interest and could resign or be removed by Sponsor. The service providers, including custodians and security vendors, that the Fund employs or may employ in the future are not trustees for, and owe no fiduciary duties to, the Fund or the Shareholders. In addition, service providers employed by the Fund have no duty to continue to act as the custodians of the bitcoin held by the Fund. Current or future service providers, including Custodians and security vendors, can terminate their role as Custodian or security vendor for any reason whatsoever upon the notice period provided under the relevant custody agreement. A service provider may also be terminated.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by bitcoin market makers, exchanges and Custodians, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Benchmark. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

An investment in the Fund faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Fund’s Shares trading at a premium or discount to NAV.

Although the Fund’s Shares are listed for trading on NYSE Arca, there can be no assurance that an active trading market for such Shares will develop or be maintained. Trading in the Fund’s Shares may be halted due to market conditions or for reasons that, in the view of NYSE Arca, make trading in Shares inadvisable. There can be no assurance that the requirements of NYSE Arca necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the Shares will trade with any volume, or at all. The NAV of the Fund’s Shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of Shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of Shares on the NYSE Arca. It cannot be predicted whether the Fund’s Shares will trade below at or above their NAV. Investors who buy the Fund’s Shares at a market price that is a premium to NAV face a risk of loss if the market price of their Shares subsequently converges with NAV per Share. Investors buying or selling Fund Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares.

NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted by NYSE Arca due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of NYSE Arca, make trading in Shares inadvisable. Such market conditions or other reasons may include when there is significant news directly related to the Fund that, in NYSE Arca’s view or per existing NYSE Arca rules, requires a trading halt, such as when the Sponsor announces news relating to changes/disruptions in the Fund’s create/redeem process during market trading hours. In addition, market conditions that would result in trading halts may also include extraordinary market volatility that trigger rules requiring trading to be halted for a specified period based on a specified market decline. NYSE Arca might also halt trading if there is insufficient trading in BTC or MBT Contracts. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

The Fund is newly formed by virtue of the Merger with Predecessor Fund and may not be successful in implementing its investment objective or attracting sufficient assets.

The Fund is the survivor of the Merger with the Predecessor Fund and has a limited operating history and a small asset base. There can be no assurance that the Fund will grow to or maintain a viable size, which the Sponsor estimates to be a NAV of $20 million. Due to the Fund’s small asset base, the Fund’s portfolio transaction costs and any costs that are not paid by the Sponsor pursuant to the Management Fee, may be relatively higher than those of a fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the Fund.

The Sponsor and its management team have a limited track record in operating investment vehicles in the United States. This limited experience poses several potential risks to the effective management and operation of the Trust. Bitcoin are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience may not fully equip them to navigate these complexities effectively.

The past performances of the Sponsor’s management in other countries are no indication of their ability to manage an investment vehicle such as the Fund. The unique nature of bitcoin makes past performance an unreliable indicator of future success in this area. The crypto asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to crypto asset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a crypto asset-based investment vehicle in the U.S. like the Trust, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.

In addition, there are risks related to the Sponsor’s lack of experience in operating an exchange traded product that invests in crypto assets, particularly with respect to marketing the Trust. To the extent that the Trust does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

An investment in the Fund may be adversely affected by competition from other investment vehicles focused on bitcoin or other cryptocurrencies.

The Fund will compete with direct investments in bitcoin, other cryptocurrencies and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Fund’s control, such as the timing of reaching the market and the Fund’s fee structure relative to other bitcoin exchange-trade products, may make it more attractive to invest in other vehicles. The competition from other investment vehicles focused on bitcoin or other cryptocurrencies could have a detrimental effect on the scale and sustainability of the Fund.

Existing or future bitcoin ETFs may have significantly lower management fees, which may impede the growth of the Fund.

Existing and future bitcoin ETFs may have fees that are significantly lower than the Fund’s. To the extent that the Fund has relatively higher fees than other such funds, this could impede growth of the Fund, possibly result in a lower NAV per Share, and otherwise pose a material risk to investors.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the bitcoin blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the bitcoin network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Purchasers, market makers, and Bitcoin Custodian. Each Authorized Purchaser and market maker must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor and the Trust have instituted procedures designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Purchasers, as broker-dealers, and Bitcoin Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Purchasers, and market makers who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Cash Custodian and Bitcoin Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party.

However, there is no guarantee that such procedures will always prove to be effective or that the Fund’s service providers will always perform their obligations. If the Authorized Purchasers, or market makers have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Fund’s service providers. Any of the foregoing could result in losses to the shareholders or negatively affect the Trust’s ability to operate.

The Fund’s Authorized Purchasers act in similar or identical capacities for several competing exchange-traded bitcoin products which may impact the ability or willingness of one or more Authorized Purchasers to participate in the creation and redemption process, adversely affect the Fund’s operations and ultimately the value of the Shares

Currently, the number of potential Authorized Purchasers willing and capable of serving as Authorized Purchasers to the Fund or other competing products is limited. If these Authorized Purchasers also serve in the same capacity for several competing products, there is a risk that they may prioritize their resources and trading focus towards other products, particularly during periods of market stress or heightened volatility, potentially reducing the liquidity and market efficiency of the Fund’s Shares. Such prioritization could lead to the Shares trading at a greater premium or discount to NAV, especially if the Fund fails to attract enough Authorized Purchasers willing to maintain a market in the Shares.

Additionally, in the event of a failure or significant disruption in a competing product for which one or more of Fund’s Authorized Purchasers also carry out similar activities, there is a risk that these entities may reallocate their focus or resources away from the Fund, or in more severe cases, cease their operations with the Fund. Such an occurrence could be due to a variety of reasons, including reputational concerns, financial distress, or strategic business decisions following a failure in a competing product. This withdrawal could adversely impact the liquidity of the Shares, potentially leading to increased volatility, wider bid-ask spreads, and a deviation of the Share price from its NAV.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Fund’s Authorized Purchasers to submit creation or redemption orders with the Fund (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences. To the extent Authorized Purchasers exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Purchasers step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting.

The Market for Bitcoin ETFs May Reach Saturation

The market for bitcoin ETFs like the Fund may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Fund will grow to or maintain a viable size. Due to the Fund’s small asset base, certain of the Fund’s expenses and its portfolio transaction costs may be higher than those of a fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

The development and commercialization of the Fund is subject to competitive pressures.

The Fund and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot bitcoin market or other digital assets.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Fund in reaching the market and the fee structure of the Fund relative to similar products may have a detrimental effect on the scale and sustainability of the Fund. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Fund will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Fund, which in turn could cause the Sponsor to dissolve and terminate the Fund.

There can be no assurance that the Fund will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Fund and the Sponsor are successful in achieving the intended scale for the Fund may be impacted by a range of factors, such as the Fund’s timing in entering the market and its fee structure relative to those of competitive products.

If the SEC were to approve many or all of the currently pending applications for such exchange-traded bitcoin products, many or all of such products, including the Fund, could fail to acquire substantial assets, initially or at all. The Fund’s competitors may also charge a substantially lower fee than the Fund’s fee in order to achieve initial market acceptance and scale. If the Fund fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Fund and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Fund to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Fund may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Purchasers willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Fund’s failure to reflect the performance of the price of bitcoin.

Potential Conflicts of Interest

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Benchmark. The Sponsor’s officers and employees do not devote their time exclusively to the Fund. These persons may be directors, trustees, officers or employees of other entities. They could have a conflict between their responsibilities to the Fund and to those other entities.

The Sponsor and its affiliates and their principals, officers or employees may trade bitcoin, securities and futures and related contracts for their own accounts.

In addition, the Sponsor and its affiliates (including the Administrator) and their principals, officers or employees may trade bitcoin, securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor and its affiliates and their principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Trust. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholder Voting Rights and Liability

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily (and does not appoint a successor) or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or that was made in violation of its Trust Agreement.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other series. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Funds and/or any other Trust series created in the future.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Fund in additional bitcoin or cash rather than distributing cash to Shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your Share of income and gains of the Fund, if any, or for any other reason. Although the Fund does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its investments in bitcoin and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

Event Risk

The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations.

The operations of the Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, cyber-attack, data breach, outbreak or public health emergency as declared by the World Health Organization (such as the recent pandemic spread of the novel coronavirus known as COVID-19), or the continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, war and other geopolitical events and political unrest, as well as the adverse impact the COVID-19 pandemic will have on the global and U.S. markets and economy, continue to fuel this concern. For example, events in Eastern Europe, the Middle East, and Asia, including but not limited to the war in Ukraine, the armed conflict between Israel and Hamas, or actions by China and North Korea, may cause volatility in bitcoin markets or the COVID-19 pandemic may adversely impact the level of services currently provided by the U.S. government, could weaken the U.S. economy, interfere with the commodities markets that rely upon data published by U.S. federal government agencies, and prevent the Fund from receiving necessary regulatory review or approvals. The types of events discussed above, including the COVID-19 pandemic, are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Fund’s Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Fund to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Fund’s performance, resulting in losses to your investment. The past, current and future global economic impact may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

Failures or breaches of electronic systems could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodian or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which bitcoin or other bitcoin interests are traded or cleared, or counterparties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its Shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Fund’s assets or sensitive information. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodian or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which bitcoin or other bitcoin interests are traded or cleared, or counterparties.

Risk of Volatility

The price of bitcoin can be volatile which could cause large fluctuations in the price of Shares.

As discussed in more detail above, price movements for bitcoin are influenced by, among other things, the environment, natural or man-made disasters, governmental oversight and regulation, demographics, economic conditions, infrastructure limitations, existing and future technological developments, and a variety of other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the bitcoin markets. More generally, cryptocurrency prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market purchasers. Because the Fund invests in bitcoin and it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity or cryptocurrency pool.

Volatility is a statistical measure of the dispersion of returns for a given security or market index. Volatility represents how large an asset’s prices swing around the mean price—it is a statistical measure of its dispersion of returns.

The average annualized one-year trailing volatility of bitcoin over the past ten years to date remains elevated at 65%. Over the course of 2021, there were steep increases in the value of certain digital assets, including bitcoin and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. In the 2021-2022 cycle, the price of bitcoin peaked at $67,734 and bottomed at $15,632, marking a steep 77% drawdown. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022, and also in early 2025.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Fund, its service providers or to the digital asset industry as a whole.

The price of some digital assets, including bitcoin, has risen following the election of Donald Trump as president of the United States, although prices have suffered recent declines. Many expect the new administration to facilitate a supportive regulatory approach toward the digital asset industry. Through his executive orders, President Trump has indicated that the administration will work toward providing greater regulatory clarity for blockchain technology and digital assets, thereby fostering their development in the U.S. Similarly, the digital asset industry expects favorable legislation from the new U.S. Congress as certain members have expressed interest in advancing digital asset specific legislation. There can be no assurance that market expectations around future activity by the administration or Congress will be fulfilled, or that digital asset prices will rise or maintain their current levels. Some commentators have referred to the digital asset market post-President Trump’s election as a bubble. There can be no assurance that such a bubble does not exist. The failure of the administration and Congress to provide the expected level of regulatory clarity and support for blockchain technology and digital assets, could lead to a decline in digital asset prices, including bitcoin. Such a decline could cause a decline in the value of the Shares and cause Shareholders to suffer losses. Moreover, there can be no assurance that political dynamics and sentiments toward the digital asset industry, or market perceptions of those sentiments, will not shift over time.

On March 6, 2025, President Trump issued an executive order for the “Establishment of the Strategic Bitcoin Reserve and United States Digital Asset Stockpile” (the “Order”). The Order requires the Secretary of the U.S. Department of Treasury to establish two offices to administer and maintain a “Strategic Bitcoin Reserve” (the “Bitcoin Reserve”) and a U.S. Digital Asset Stockpile (the “Digital Asset Stockpile”), respectively. The Bitcoin Reserve will be capitalized with bitcoin forfeited as part of U.S. criminal or civil proceedings or in satisfaction of penalties imposed by executive agencies. The Digital Asset Stockpile will be capitalized initially with other digital assets forfeited as part of criminal or civil asset forfeiture proceedings. This development has caused bitcoin markets to develop expectations that the United States may begin acquiring and holding bitcoin, which is seen by many as a positive development for the price of bitcoin. The Order directs the Secretaries of the U.S. Treasury Department and the U.S. Department of Commerce to develop budget-neutral strategies for acquiring additional bitcoin for the Bitcoin Reserve. Legislation has been introduced in the U.S. Senate and the U.S. House of Representatives, which would direct the acquisition of 1 million bitcoin by the federal government over a five-year period, which would be held in trust in secure storage by the U.S. Treasury. The bill proposes to fund the bitcoin acquisition using remittances from the Federal Reserve, revaluations of Federal Reserve gold certificates, and other funding mechanisms the bill’s sponsors characterize as budget-neutral (such as transfers from federal agencies using bitcoin acquired through asset forfeitures). Such legislation could fail to pass. Bills have also been introduced in several state legislatures to authorize the acquisition of bitcoin by state governments or their instrumentalities, some of which have failed to pass. If now or in the future, the U.S. federal government or any state government or any instrumentality thereof does not announce bitcoin acquisition plans or does announce such plans, but these plans fall short of market expectations, the price of bitcoin may decline, which may impact Share value. Even if government acquisitions occur or if legislation requiring acquisitions is enacted, the price of bitcoin may decline if there are implementation challenges, unexpected difficulties, policy or legal reversals, any of which may negatively impact Share value. Further, executive orders such as the Order are subject to change and can be reversed or overturned. The enduring existence and size of the Bitcoin Reserve and Digital Asset Stockpile, and the passage and implementation of legislation at the federal or state level, are subject to complex challenges and uncertainty that makes it difficult to evaluate their effect on the value of bitcoin and the Shares, now or in the future.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Fund is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund more likely than not will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90% of the Fund’s annual gross income consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. Opinions of counsel are not binding on the Internal Revenue Service (the “IRS”) and no assurance can be given that the IRS or a court will agree with counsel’s opinion. Although the Sponsor anticipates that the Fund will more likely than not satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses, and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s adjusted tax basis in the Shares, and, to the extent the amount of a distribution exceeds both the Fund’s current and accumulated earnings and profits and a Shareholder’s adjusted basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. Assuming the Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes, you will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Fund itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships not taxable as a corporation such as the Fund, is in many respects uncertain. The Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code, and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership not taxable as a corporation such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations – Other Tax Matters.”

If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

Shareholders of the Fund may not receive information returns prior to the filing deadline for their U.S. federal income tax return.

The Fund may be unable to provide final Schedules K-1 to Shareholders for any given taxable year until after April 15 of the following year, although the Sponsor will endeavor to provide Shareholders with estimates of their taxable income or loss on or before such date. Shareholders should therefore anticipate being required to obtain extensions of the filing date for their income tax returns at the U.S. federal, state and local levels.

Shareholders of the Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Fund, the Fund may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

Non-U.S. Shareholders of the Fund may be allocated effectively connected income.

The Fund may be considered to be engaged in a U.S. trade or business as a result of its activities and, therefore, may allocate effectively connected income (“ECI”) to Non-U.S. Shareholders. A Non-U.S. Shareholder’s share of any ECI generally will be subject to U.S. federal withholding at the highest applicable rate under the Code, and generally will result in the Non-U.S. Shareholder being required to file a U.S. federal income tax return.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares of the Fund, including without limitation the federal, state, local and non-U.S. tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund seeks to provide investors with price exposure to the bitcoin market. In furtherance of this goal, the Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Fund’s operations. NYSE Arca developed the Benchmark as a representation of the bitcoin spot market. As of October 31, 2025, the Fund’s total net assets were $14,892,750 and the Fund had 120,000 shares outstanding. For current information about outstanding Fund Shares and other information, see the Fund’s website at https://hashdex-etfs.com/defi.

The Fund’s assets will consist of bitcoin and cash. The Sponsor believes that by investing in bitcoin, the Fund’s NAV will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark.

The Fund, the Sponsor and the service providers, including the Custodians, will not loan or pledge the Fund’s assets, nor will the Fund’s assets serve as collateral for any loan or similar arrangement.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, Benchmark, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. The Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s Shares in response to any change by purchasing or selling Fund Shares through their broker-dealer.

The Fund is organized as a series of the Hashdex Commodities Trust, a statutory trust organized under the laws of the State of Delaware on February 10, 2023. Currently, the Fund is the sole series of the Trust. Additional series of the Trust may be created in the future at the Sponsor’s discretion. The Fund maintains its main business office at 1100 North Market Street, Suite 1300, Wilmington, DE 19801 . The Fund operates pursuant to the terms of the Trust Agreement, which is dated as of January 16, 2026 and grants full management control to the Sponsor.

The Fund is the successor and surviving entity from the merger (the “Merger”) into the Fund of Hashdex Bitcoin Futures ETF (the “Predecessor Fund”) that was a series of the Teucrium Commodity Trust (the “Predecessor Trust”) sponsored by Teucrium Trading, LLC (“Teucrium”). The Merger closed on January 3, 2024. Predecessor Fund shareholders now own one share of Fund interest for each share of the Predecessor Fund they owned prior to the Merger. The Fund’s unaudited pro forma equivalent data is the same as the corresponding unaudited pro forma combined data and therefore has not been presented.

Prior to January 16, 2026 the Fund was sponsored by Tidal Investments LLC (f/k/a Toroso Investments, LLC) (the “Tidal Sponsor”).

Exchange Listing

The Fund’s Shares have been trading on NYSE Arca since September 15, 2022, under the symbol “DEFI”.

As of October 31, 2025, the Fund had approximately 44 Shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust, which section is incorporated by reference to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2024 and Trust’s most recent Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025. There has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2024 or its most recent Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025, filed on March 25, 2025, August 14, 2025 and November 14, 2025, respectively.

THE SPONSOR

The Sponsor of the Trust is Hashdex Asset Management Ltd., a Cayman Islands investment manager (and an Exempt Reporting Advisor under SEC rules) that specializes in, among other things, the management, research, investment analysis and other investment support services of funds and ETFs with investment strategies involving bitcoin and other crypto assets. The principal office of the Sponsor is Flagship Building, 2nd Floor, 142 Seafarers Way, P.O. Box 1096, KY1-1102, George Town, Grand Cayman, Cayman Islands and the Trust is located at 1100 North Market Street, Suite 1300, Wilmington, DE 19801 . The Sponsor has sponsored the Trust since January 16, 2026. The Sponsor’s responsibilities are discussed in the following paragraph.

Under the Trust Agreement, the Sponsor is solely responsible for management and conducts or directs the conduct of the business of the Trust, the Fund, and any series of the Trust that may from time to time be established and designated by the Sponsor. The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities. Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Marketing Agent, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust. The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares. See “Plan of Distribution” for more information. The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors. The Sponsor maintains a public website on behalf of the Fund, https://hashdex-etfs.com/defi, which contains information about the Trust, the Fund, and the Shares, and oversees certain services for the benefit of Shareholders.

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.25% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services. In addition to the Fund’s Management Fee, the Fund pays all of its respective brokerage commissions, including financing fees, Bitcoin network fees and similar transaction fees and expenses charged in connection with trading activities. The Fund also pays all fees and commissions related to the sale and purchase of spot bitcoin, including any bitcoin transaction fees for on-chain transfers of bitcoin. The Sponsor pays all of the other routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Trust’s cash balance is insufficient to pay all fees and expenses, including the Management Fee, the Trust may need to sell crypto assets from time to time to pay for its fees and expenses, and up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of $250,000 per annum. The Sponsor may determine in its sole discretion to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor. If the Sponsor voluntarily withdraws, the Sponsor may appoint a successor sponsor or the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor. Prior to withdrawing, the Sponsor must give thirty days’ written notice to the Shareholders and the Trustee.

The Sponsor has an information security program and policy in place. The program takes reasonable care to look beyond the security and controls developed and implemented for the Trust and the Fund directly to the platforms and controls in place for the key service providers. Such review of cybersecurity and information technology plans of key service providers are part of the Sponsor’s disaster recovery and business continuity planning. The Sponsor provides regular training to all employees of the Sponsor regarding cybersecurity topics, in addition to real-time dissemination of information regarding cybersecurity matters as needed. The information security plan is reviewed and updated as needed, but at a minimum on an annual basis.

Management of the Sponsor

The Sponsor serves as the sponsor, investment manager, or investment adviser to investment vehicles other than the Fund. As of October 31, 2025, the Sponsor serves as sponsor, investment manager, or investment adviser to over 20 pooled investment vehicles across multiple jurisdictions, including investment strategies relating to crypto asset markets. As of October 31, 2025, the Sponsor is responsible for approximately $870.5 million in assets under management. As a result, conflicts of interest may arise between the Sponsor’s responsibilities to the Fund on the one hand and, on the other, the responsibilities the Sponsor owes to those other pooled investment vehicles for which it serves as sponsor, investment manager, or investment adviser. Such conflicts may include, but are not limited to, the allocation of investment opportunities. If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund, and the Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund. The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor, a Cayman limited company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them. The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and has general control of its business. The Chief Investment Officer and President of the Sponsor is primarily responsible for new investment product development with respect to the Fund. The Chief Operating Officer has primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Fund. The Chief Financial Officer acts as the Sponsor’s principal financial and accounting officer.

Marcelo Sampaio, born in 1980, is the Co-Founder and Chief Executive Officer of Hashdex. In this role, he oversees the overall strategic direction, management, and operational aspects of the firm’s crypto asset management platforms. Prior to founding Hashdex, Mr. Sampaio co-founded Endless, Inc., serving as Chief Growth Officer. He has also held senior roles at Microsoft and Oracle, where he became the youngest sales director globally. Mr. Sampaio has been investing in digital assets since 2012 and holds a degree in Production Engineering from PUC-Rio. He has completed leadership programs at Harvard Business School and management programs at INSEAD, France.

Bruno Caratori, born in 1981, is the Co-Founder, and Chief Operating Officer of Hashdex. He oversees the firm’s operational activities and product development. Before joining Hashdex, Mr. Caratori led product development at Edmodo and previously worked at Gávea Investimentos and RiskControl. He holds an MBA from Stanford University, a master’s degree in Business Economics from EPGE/FGV, and a bachelor’s degree in Electrical Engineering from PUC-Rio.

Bruno Sousa, born in 1982, is one of the Directors of the Sponsor and serves as Head of US & Europe. He joined the Sponsor as Head of Legal after a distinguished career at Veirano Advogados, where he led the Fintech practice. Mr. Sousa has nearly two decades of legal experience, with a focus on Corporate and M&A law. He has been recognized by Chambers & Partners and other legal directories for his work in these areas. Mr. Sousa holds an LLB from the Universidade de São Paulo and completed the Fintech Programme at Oxford University’s Saïd Business School.

Samir Kerbage, born in 1988, serves as Chief Investment Officer of Hashdex. He is responsible for overseeing product development, research, and investment management in the company’s crypto asset offerings. Mr. Kerbage holds a degree in Computer Engineering from the Military Institute of Engineering (IME) and has extensive experience in financial market infrastructure and quantitative trading. Prior to the Sponsor, he worked at Americas Trading Group and has been involved in the digital assets space since 2016. He began his career as a Military Engineering Officer in the Brazilian Army.

Silvia Motta, born in 1983, has served as the Chief Financial Officer of Hashdex, where she is responsible for the firm’s financial operations, strategy, and human resources. Ms. Motta holds dual degrees in Electrical Engineering from PUC-Rio and École Centrale de Lyon, and an MBA from Harvard Business School. Her prior experience includes strategic consulting at McKinsey & Company, leading strategy at Coca-Cola Brazil, and managing venture capital investments at Movile.

THE TRUSTEE

The sole Trustee of the Trust is Wilmington Trust, a national banking association. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the fraud, or the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

OPERATION OF THE FUND

The investment objective of the Fund is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Fund’s operations. The Fund expects that the Fund’s assets will consist of bitcoin and, potentially, cash.

The Fund’s total portfolio composition is disclosed each business day that NYSE Arca is open for trading on the Fund’s website at https://hashdex-etfs.com/defi. The website disclosure of portfolio holdings is made daily and includes, as applicable, the investment name, ticker symbol, CUSIP, description, quantity and percentage weighting of bitcoin and any cash held in the Fund. The Fund’s website also includes (1) the NAV, market price and premium or discount, each as of the end of the prior business day, (2) a table showing the number of days the Shares traded at a premium or discount during the most recently completed calendar year and the most recently completed calendar quarters since that year, (3) a line graph showing the Trust share’s premiums or discounts for the most recently completed calendar year and the most recently completed calendar quarters since that year, (4) the median bid-ask spread of the Shares, (5) the Fund’s methodology for the calculation of its NAV, and (6) the Fund’s trading volume for the previous day. The prospectus, as well as Forms 10-Q, Forms 10-K, and other SEC filings for the Fund, are also posted on the website. The Fund’s website is publicly accessible at no charge.

The Fund’s investment objective is to provide investors with a way to gain price exposure to the bitcoin market. The Fund will invest in bitcoin. The Sponsor believes that by investing in bitcoin, the Fund’s NAV will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark.

An investment in the Shares can potentially provide a means for diversifying an investor’s portfolio or hedging exposure to changes in bitcoin prices. An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the bitcoin market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the bitcoin market. Such investors may include those seeking to hedge the risk of losses in their bitcoin related transactions as well as investors seeking exposure to the bitcoin market. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the bitcoin market and/or the risks involved in hedging may exist.

The Shares issued by the Fund may be purchased only by Authorized Purchasers and only in blocks of 10,000 Shares called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the total NAV of Shares in the Creation Basket. Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 10,000 Shares called Redemption Baskets. The Shares will be sold at the next determined NAV per Share. The amount of the redemption proceeds for a Redemption Basket is equal to the total NAV of Shares in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund. The NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of bitcoin, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on NYSE Arca. These transactions, however, are effected at the bid and ask prices established by the specialist firm(s). Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Fund’s Investment Strategy

The Fund seeks to achieve its investment objective by investing substantially all of its assets in bitcoin. For creations in cash, the Authorized Purchaser’s creation order shall be in the amount of cash needed to purchase the amount of bitcoin represented by the Creation Basket being created, as calculated by Administrator based on the Benchmark or the other valuation policies described herein. The Authorized Purchaser will deliver the cash to the Fund's account at the Cash Custodian, which the Sponsor will then use to purchase bitcoin from a third party selected by the Sponsor who (1) is not the Authorized Purchaser and (2) will not be acting as an agent, nor at the direction, of the Authorized Purchaser with respect to the delivery of bitcoin to the Fund (such third party, a “Liquidity Provider”). For a redemption in cash, the Sponsor shall arrange for the bitcoin represented by the Creation Basket to be sold to a Liquidity Provider selected by the Sponsor and the cash proceeds distributed from the Fund's account at the Cash Custodian to the Authorized Purchaser in exchange for their Shares. For an “in-kind” creation, Authorized Purchaser will deliver, or arrange for the delivery by the Authorized Purchaser's designee of, bitcoin to the Fund’s account with the Bitcoin Custodian in exchange for Shares when they purchase Shares. For an “in-kind” redemption transaction, when Authorized Purchasers redeem Shares with the Fund, through the Bitcoin Custodian, will deliver bitcoin to such Authorized Purchasers, or a designee thereof, in exchange for their Shares.

The Sponsor employs a passive investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down, meaning that the Sponsor will not try to “beat” the Benchmark. The Fund’s passive investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the bitcoin market in a cost-effective manner. The Sponsor endeavors to manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. However, the Fund incurs certain expenses in connection with its operations, which cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark because the Benchmark does not reflect expenses or income. As a result, investors may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

Custody of Bitcoin

Bitcoins exist and are stored on the blockchain, which serves as the decentralized transaction ledger for the Bitcoin Network. All transactions, including the creation of new bitcoins through mining, are recorded on the blockchain, ensuring the verification of each bitcoin’s location in specific digital wallets (“Bitcoin Account”).

The responsibility for safekeeping all the bitcoin owned by the Fund in a multi-layer, multi-party cold storage or similarly secure technology, and maintaining the Bitcoin Account, lies with the Bitcoin Custodian. The digital wallets can be accessed using their respective private keys, which are held by the Bitcoin Custodian in cold storage at various vaulting locations. The locations of these vaulting premises are kept confidential to enhance security. The Bitcoin Custodian is authorized to accept bitcoin on behalf of the Fund from pre-approved trading counterparties accounts, transferring them to the Bitcoin Account, and then depositing them into digital wallets with existing keys in cold storage. When the Fund needs to withdraw bitcoins for sale, the Bitcoin Custodian will ensure that the private keys associated with those bitcoins sign the withdrawal transaction, following a reverse procedure similar to the deposit process.

“Cold storage” refers to a safeguarding method where private keys associated with bitcoins are kept offline, away from internet-connected devices. This could involve storing the private keys on a non-networked computer or electronic device. To send bitcoins from a digital wallet with private keys in cold storage, the private keys must be retrieved and entered into a bitcoin software program for transaction signing, or the unsigned transaction is sent to a “cold” server where the private keys are held for signature. Private keys are generated in offline computers so that they are more resistant to being hacked, thus the keys used to carry out transactions are generated and stored by the Bitcoin Custodian in security devices not connected to the internet. The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys.

In order to send bitcoin when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. This procedure mitigates the risks of cyber-attacks by hackers, as it adds several layers of manual checks and confirmations and makes it unlikely for private keys to be stolen through internet attacks. For any transaction involving the transfer of bitcoin, multiple distinct private keys must sign the transaction, residing in geographically dispersed vault locations known as “signing vaults.” This multi-layered approach ensures that even if one signing vault is compromised, the bitcoins can be accessed with minimal disruption. By contrast, in hot storage, the private keys are held online, making them more accessible but potentially more vulnerable to hacking.

Any decisions or actions related to forks, airdrops or derivative protocols involving the Trust’s assets will align with the guidelines set forth by the Bitcoin Custodian. This means that any decisions or actions related to airdrops or forks involving the Trust’s assets will align with the guidelines set forth by the Bitcoin Custodian, by which the Bitcoin Custodian may not support forks and airdrops and assumes no liability in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol. The Fund is committed to maintaining transparency and ensuring that its approach aligns with industry best practices in managing these events. However, unforeseen circumstances may arise, and there is no guarantee that it will be possible to support the protocol under all possible scenarios. In the occurrence of a fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the only crypto asset to be held by the Fund will be bitcoin.

The Sponsor will periodically check the existence of the bitcoin held by the Fund by analyzing the blockchain.

The Bitcoin Custodian

The “Bitcoin Custodian” for the Fund’s bitcoin holdings is BitGo Trust Company, Inc. (“BitGo”). The Sponsor may, in its sole discretion, add or terminate agreements with the Bitcoin Custodian at any time.

In designating a custodian as a Bitcoin Custodian for the Fund, the Sponsor considers whether the custodian provides protection against theft and loss and ensures that the transactions and trades are secure. The Sponsor may consider whether a custodian:

1.	Provides custody accounts whose holders are the legal beneficiaries of the assets held in the account. In case of bankruptcy or insolvency of a Bitcoin Custodian, creditors or the estate should have no rights to the clients’ assets.

2.	Offers segregated accounts and stores the Fund’s bitcoin in separated individual accounts and not in omnibus accounts. That means that the Fund’s bitcoin shall be held in segregated wallets and therefore are not commingled with the Bitcoin Custodian’s or other customer assets.

3.	Generates account-segregated private keys for digital assets using high entropy random number generation methods and employing advanced security practices.

4.	Utilizes technology for storing private keys in offline digital vaults and applies secure processes, such as private key segmentation, multi-signature authorization, and geographic distribution of stored assets, to limit access to private keys. The Bitcoin Custodian should use security technology for storing private keys aiming to avoid theft or misappropriation of assets due to online attacks, collusion of agents managing the storage services, or any other threat.

5.	Has a comprehensive risk management policy and formalized framework of managing operational and custody risks, including a disaster recovery program that ensures continuity of operations in the event of a system failure. The Bitcoin Custodian shall have a business continuity plan to help ensure continued access to the Fund’s assets.

6.	Has an insurance policy that covers, at least partially, risks such as the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

7.	Complies with higher standards of government oversight, external audits, and security, and as such, Bitcoin Custodian is able to offer better legal guarantees that safekeep asset ownership. The Bitcoin Custodian may be licensed or registered as a custodian by a reputable and independent governing body (e.g., the New York State Department of Financial Services, or other state, national or international regulators), as can be ascertained by certain public data sources.

8.	Provides third-party audit reports at least annually on operational and security processes. This audit may be completed by having a Systems and Organizational Control certification (“SOC”) issued. Auditors provide reasonable assurance that the Bitcoin Custodian operational processes and private key management controls are in accordance with the expected standards.

A custodian may lose its eligibility as a Bitcoin Custodian if it fails to comply with the above requirements, but the Sponsor has no obligation whatsoever to change the Bitcoin Custodian for the Fund’s bitcoin holdings.

The Bitcoin Custodian may also employ advanced blockchain monitoring tools and services to ensure the security and compliance of incoming transactions, including:

●	Transaction Validation: When a transaction is initiated, these monitoring tools immediately validate it against predefined criteria, including sender addresses, transaction amounts, and transaction details, to ensure they comply with the custodian’s policies and regulatory requirements.

●	Real-time Alerts: These monitoring tools offer real-time alerting capabilities, using advanced algorithms to identify suspicious or potentially fraudulent transactions. They detect patterns that may indicate money laundering, fraud, or other illicit activities.

●	AML/KYC Compliance: To comply with Anti-Money Laundering (AML) and Know Your Customer (KYC) regulations, custodians integrate these solutions to verify sender and receiver identities, ensuring transactions are conducted by legitimate parties and meeting regulatory requirements.

Bitcoin Custody Agreement with BitGo

BitGo Trust Company, Inc. (“BitGo”) is a trust company incorporated on 14 September 2018 under the laws of the State of South Dakota with LEI 254900QXDWGM1T0HGF47 and with its registered office located at 6216 S Pinnacle Pl #101, Sioux Falls, SD 57108, United States. BitGo, a trust company duly organized and chartered under § 51A-6A-1(12A) of the South Dakota Banking Law, is the Bitcoin Custodian for the Fund (as of the date of this prospectus). BitGo is a wholly owned subsidiary of BitGo Holdings, Inc., a Delaware corporation headquartered in Palo Alto.

The Sponsor has entered a custodial services agreement with BitGo (“BitGo Custody Agreement”), and BitGo is also authorized to safeguard the Fund’s bitcoin holdings. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Custody Agreement, for the receipt, safekeeping, and maintenance of bitcoin.

BitGo and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Fund or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if BitGo was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, BitGo’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

As a regulated custodian, BitGo is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Fund assets and private keys safekeeped by BitGo will be held in cold storage (Custodial Wallets) in segregated accounts and are never commingled with BitGo or other client assets. BitGo applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The BitGo ecosystem and architecture for Private Key management includes the BitGo Platform, HSMs and modular services. The BitGo cold custody solution is built on BitGo’s security to manage keys on behalf of customers. BitGo only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an OVC (Offline Vault Console) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at BitGo hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the shared keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the Offline Vault Console (OVC), however in internal memory only. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it’s completely ephemeral and wiped as soon as the machine is power cycled or rebooted thus wiping the reconstituted private key preventing it from being copied or compromised.

BitGo is a South Dakota trust company and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, BitGo refrains from disclosing the exact locations of these keys.

At time of wallet creation, BitGo creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within BitGo’s data vault for the BitGo Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of bitcoin held by the Fund can be verified on-chain by the Sponsor or any other authorized party.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specific of the policy include: Cyber Insurance, E&O, General specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo custody of key would be covered by this amount at minimum. This insurance policy is shared among all of BitGo’s clients and is not specific to the Fund or to customers holding bitcoin and may not be available or sufficient to protect the Fund from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through BitGo’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. BitGo is not FDIC-insured. BitGo has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary by BitGo in its sole discretion. Should BitGo be impacted by a significant business disruption, BitGo aims to minimize business interruption as quickly and efficiently as possible.

BitGo’s fork policy determines that in the event of an upcoming modification to the Bitcoin Network that could result in a digital asset network fork or airdrop, the Bitcoin Custodian will use best commercial efforts to provide the value of the forked digital asset. For further information, the Bitcoin Custodian’s fork policy is available at: https://www.bitgo.com/resources/fork-policy/. In addition to the Bitcoin Custodian’s fork policy, BitGo adheres to the fork policy outlined by the CME. BitGo may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by Bitcoin Custodian and assumes absolutely no responsibility in respect to new protocols.

The Bitcoin Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the Bitcoin Custody Agreement. After the initial term, the Bitcoin Custody Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with a prior-notice. BitGo may terminate the Bitcoin Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Fund and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Fund’s custodial account activity, among others. The Sponsor may terminate the Bitcoin Custody Agreement at any time upon providing at least 30 days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

The Benchmark

Benchmark Calculation

The Benchmark is governed by the IMC, which is responsible for implementation, administration, and oversight of the Benchmark, including its cessation. The IMC shall approve any material changes to the methodology and review the Benchmark methodology at least on an annual basis.

According to the Benchmark methodology, any deviations from the Benchmark methodology are made in the sole judgment and discretion of NYSE Arca so that the Benchmark continues to achieve its objective. NYSE Arca will provide transparency over the decisions affecting the compilation of the reference rate and any related determination process, including contingency measures in the event of absence of or insufficient inputs, market stress or disruption, failure of critical infrastructure, or other relevant factors. Any contingency measures that are not directly addressed in the Benchmark methodology shall be subject to IMC governance processes.

The Sponsor, in its sole discretion, may cause the Fund to track a benchmark other than the Benchmark at any time, with prior notice to investors. The Sponsor may change the Fund’s benchmark if investment conditions change or the Sponsor believes that another benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever such a change in any circumstance.

Shareholders will be duly notified of any material changes to the Benchmark, including changes in the methodology or its complete replacement. Replacement or material modification of the Benchmark would prompt the issuance of a press release describing the change and date of its implementation. The Sponsor will provide at least 60 days’ notice to the Fund’s Shareholders before making any changes to the Fund’s Benchmark and will file a press release on Form 8-K describing the changes and the date of implementation. Shareholder approval is not mandatory and Shareholders will not receive notification in the event of changes resulting from the IMC’s annual review of the Benchmark or in the case of any non-material alterations to the Benchmark.

The Benchmark is calculated and published once a day on business days at 4:00 pm, New York Time by CF Benchmarks Limited (https://www.cfbenchmarks.com/data/indices/NQBTCS) or other NYSE Arca designated calculation agent. The closing level of the Benchmark is calculated and published as the Nasdaq Bitcoin Reference Price – Settlement (NQBTCS).

The final NQBTCS calculation is a weighted average across all Core Exchanges. The settlement price for each Core Exchange is the Time Weighted Average Price (“TWAP”) calculated across Volume Weighted Average Prices (“VWAP”) for each minute in the settlement price window (between 3:50 pm and 4:00 pm ET). The weight of each Core Exchange is given by its median traded volume over the previous 30 trading days, adjusted by three different penalty factors designed to minimize the weight of Core Exchanges that exhibit signs that can indicate manipulation, illiquidity, large block trading, or operational issues which compromise price representation, as described below:

- Step 1: Calculate Core Exchanges volume

First, calculate Core Exchanges regular volume, RVk, by examining the previous 30 (T-(1-30)) trading days volume to determine median traded volume (a volume measure that reflects regular exchange trading activity is akin to information utility of historical volatility calculations). The 30-day variable represents a month per a 360 day-count year.

- Step 2: Calculate abnormal price penalty factor for exchange weighting

In the absence of a global marketplace “best bid / best offer”, a penalty factor (abnormal price adjustment) is calculated to delineate anomalous trading activity.

This adjustment is based purely on price. When examining Core Exchanges, those with prices within one standard deviation variance from the median digital asset price are not penalized (penalty factor equals one). For Core Exchanges with prices outside one standard deviation from the median (across all the Core Exchanges), a penalty factor is calculated proportional to its absolute distance to the median point.

For example, if one exchange’s price is 2.5 standard deviations from the median (across all the Core Exchanges), the penalty factor will be a 1/2.5 multiplier. The abnormal price adjustment factor is defined as:

where Ck,price is the adjustment for abnormal price of the k-th exchange, Pricek is its price, and Medprice and σprice are the median and standard deviation of the prices across all the exchanges.

- Step 3: Calculate abnormal volatility penalty factor for exchange weighting

A penalty factor for volatile price series resulting from market effects of wide bid-ask spreads, or the opposite effect, nil market volatility is calculated to delineate anomalous trading activity.

This adjustment is based purely on price volatility. When examining the Core Exchanges, those with volatility within one standard deviation away from the median volatility (across all the Core Exchanges) are not penalized (penalty factor equals one). For exchanges with price volatility outside one standard deviation from the median (across all the Core Exchanges), a penalty factor is calculated proportional to its absolute distance to the median point.

For example, if one exchange is 2.5 standard deviations from the volatility median (across all the Core Exchanges), the penalty factor will be a 1/2.5 multiplier. The abnormal price adjustment factor is defined as:

where Ck,volatility is the adjustment for abnormal volatility of the k-th exchange, Volatilityk is its realized volatility (calculated as the square roots of the sum of squared log-returns calculated for each minute in the pricing window), and Medvolatility and σpricevolatility are the median and standard deviation of the realized volatility across all the Core Exchanges.

- Step 4: Calculate abnormal volume penalty factor for exchange weighting

A penalty factor for abnormal volume series resulting from market effects of large traded positions, or the opposite effect, low volumes as a result of exchange technical problems, is calculated to delineate anomalous trading activity.

This adjustment is based on normalized volume, defined as the trade volume during the pricing window divided by the regular volume (from Step 1). When examining Core Exchanges, those with normalized volume within one standard deviation from the median normalized volume (across all the Core Exchanges) are not penalized (penalty factor equals one). For exchanges with normalized volumes outside one standard deviation, a penalty factor is calculated proportionate to its absolute distance to the median point.

For example, if one exchange is 2.5 standard deviations from the median normalized volume (across all the Core Exchanges), the penalty factor will be a 1/2.5 multiplier. The abnormal volume adjustment factor is defined as:

where VolumeNormk is the traded volume on the k-th exchange during the pricing window divided by its regular volume RVk, and MedVolumeNorm and σVolumeNorm are the median and standard deviation of this metric across all the Core Exchanges.

- Step 5: Calculate final exchange weightings

Given the regular volumes and the penalty factor adjustments of all the Core Exchanges, the final exchange weightings are calculated as follow:

Note that the denominator is the sum of the numerator across the Core Exchanges. This guarantees exchange weights will sum up to exactly one (1.00). Further, each individual adjustment factor is mathematically proven to achieve a minimum of , where K is the variable number of Core Exchanges. For example, if there are four Core Exchanges and one exchange substantively diverges from the field in the three penalty factor metrics, its final weight will arrive at of its respective base weight. This example shows perspective on the penalty factor adjustments, in that if a large player moves prices, the player would also increase traded volume and volatility, thus reducing the exchange to a fraction of its base weight.

- Step 6: Calculate NQBTCS

The final step in calculation of NQBTCS is to convert the weighted settlement prices (Wj . Pj) into the final Bitcoin Reference Price Ps by summing for the K Core Exchanges:

NQBTC-RT

The Nasdaq Bitcoin Reference Price – Real Time (“NQBTC-RT”) is the real-time version of the Benchmark and is calculated every second throughout a 24-hour trading day, seven days per week, using published, real-time bid and ask quotes for bitcoin on the NQBTCS Core Exchanges. It therefore seeks to be representative of current bids and offers of market participants to buy or sell bitcoin at Core Exchanges. NQBTC-RT is published by CF Benchmarks Limited at https://www.cfbenchmarks.com/data/indices/NQBTC.

Core Exchanges

The Core Exchanges are selected annually by the IMC. The Benchmark currently utilizes the following Core Exchanges (as of March 31, 2025):

Core Exchange	Description	Location	Licenses
Bitstamp USA, Inc.	Bitstamp is a European crypto exchange founded in 2011, with presence in the USA since 2019 licensed under NY DFS Bitlicense.	New York, NY	NYDFS Bitlicense, FinCen MSB
Coinbase, Inc.	Coinbase is a publicly traded company, listed on Nasdaq, founded in 2012, and licensed under NYDFS bitlicense since 2017	San Francisco, CA	NYDFS Bitlicense, FinCen MSB
Gemini	New York trust company regulated by the New York State Department of Financial Services (NYSDFS) since 2015	New York, NY	NFDS Bitlicense, FinCen MSB
itBit (f/k/a Paxos)	ItBit is the exchange product name of the Paxos Trust Company, a New York-based financial institution and technology company specializing in blockchain, regulated by the New York State Department of Financial Services (NYSDFS) since 2015	New York, NY	NFDS Bitlicense, FinCen MSB
LMAX Digital	LMAX Digital is the institutional crypto currency exchange, operated by LMAX Group. LMAX Digital is regulated by the Gibraltar Financial Services Commission (GFSC) as a DLT provider for execution and custody services	New York, NY	Gibraltar Financial Services Commission
Kraken	Kraken is the product name of the Payward Inc, a United States–based cryptocurrency exchange, founded in 2011	San Francisco, CA	FinCen MSB

To be considered eligible for designation as a “Core Exchange” and be considered an eligible pricing data source, according to the criteria set forth in the Benchmark methodology, an exchange should, at minimum:

●	Include strong forking controls.

●	Have effective AML controls.

●	Have a reliable and transparent API that provides real-time and historical trading data.

●	Charge fees for trading and structure trading incentives that do not interfere with the forces of supply and demand.

●	Be licensed by a public independent governing body.

●	Include surveillance for manipulative trading practices and erroneous transactions.

●	Provide evidence of a robust IT infrastructure.

●	Demonstrate active capacity management.

●	Evidence cooperation with regulators / law enforcement.

●	Have a minimum market representation for trading volume. The market size of an exchange is computed by summing the USD volume of all eligible “digital asset”-”USD” pairs for the month of August each year. Exchanges with less than 0.05% of the total volume in eligible exchanges are eliminated.

If an exchange meets these standards, the IMC will conduct further diligence to assess an exchange’s eligibility for designation as a Core Exchange. In the process of conducting diligence of the exchanges, the IMC will consider additional criteria, including, but not limited to, the exchange’s rules for admitting digital assets, its organizational and ownership structure, security history, and reputation. NYSE Arca will review new Core Exchange candidates throughout the year and announce any new additions when approved. The list of existing Core Exchanges will be recertified by the IMC at minimum on an annual basis. Changes to the list of Core Exchanges may be made by approval of the IMC and announced accordingly in the case of exceptional events or in order to maintain the integrity of the Index. The IMC shall apply contingency measures in the event of the absence of or insufficient inputs for designation of Core Exchanges.

The table below lists the Core Exchanges that contribute transaction data to the Benchmark. It includes the aggregate volumes traded on their respective Bitcoin – US Dollar markets over the preceding four calendar quarters.

Period	Aggregate Trading Volume of BTC-USD Markets of CME CF Constituent Platforms*
	Bitstamp	Coinbase	Gemini	itBit	Kraken	LMAX Digital
Q4 2024	19,041,512,220	106,998,253,547	7,762,251,106	1,196,003,201	19,039,509,976	15,679,729,421
Q1 2025	14,477,591,026	94,635,582,496	7,306,366,610	1,101,275,922	17,525,260,799	9,804,590,131
Q2 2025	10,585,362,523	62,097,548,243	4,607,793,882	908,793,981	12,383,175,403	7,867,820,828
Q3 2025	15,577,871,806	82,586,972,012	4,709,972,379	890,513,833	12,265,610,700	9,758,238,679

* Source: CF Benchmarks

The market share for BTC-USD trading of the Core Exchanges over the past four calendar quarters is shown in the table below:

Period	Spot Trading Platforms Market Share of BTC-USD Trading*
	Bitstamp	Coinbase	Gemini	itBit	Kraken	LMAX Digital
Q4 2024	5.33%	29.95%	2.17%	0.33%	5.33%	4.39%
Q1 2025	4.67%	30.55%	2.36%	0.36%	5.66%	3.17%
Q2 2025	6.06%	35.54%	2.64%	0.52%	7.09%	4.50%
Q3 2025	8.11%	42.99%	2.45%	0.46%	6.38%	5.08%

* Source: CF Benchmarks

Benchmark Contingency Measures

Where it is not possible to calculate the settlement price for any individual constituent asset in accordance with the methodology for any reason, including in the event of the absence of or insufficient inputs from Core Exchanges, the settlement price for the impacted constituent asset for that day shall be the last published settlement price for that asset.

Benchmark Performance

The chart below shows the percent change in the NAV per share for the Fund, the market price of the Fund shares, represented by the closing price of the Fund on NYSE Arca, and the Benchmark for five specific periods. The Benchmark does not reflect any impact of expenses, which would generally reduce the Fund’s NAV, or interest income, which would generally increase the NAV. The actual results for the NAV include the impacts of both expenses and interest income.

The Sponsor, in its sole discretion, may cause the Fund to track a benchmark other than the Benchmark at any time, with prior notice to investors. The Sponsor may change the Fund’s benchmark if investment conditions change or the Sponsor believes that another benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever such a change in any circumstance.

Hashdex Bitcoin ETF Performance as of October 31, 20251

	Three Month	1 Year Annualized	3 Year Annualized	5 Year Annualized	Inception Annualized
NAV	-5.89%	56.43%	69.25%	—	67.13%
Market Price	-5.89%	55.69%	69.01%	—	67.01%
Benchmark (NQBTC)	-5.96%	55.77%	68.92%	—	66.88%

[1]

Performance data from September 15, 2022, to January 3, 2024, reflects the performance of the Predecessor Fund. Performance from January 4, 2024, to March 26, 2024, reflects the Fund's performance under its previous investment strategy, which involved investing in futures contracts. Performance data from March 27, 2024, to January 15, 2026 reflects the Fund's previous investment strategy, which involved bitcoin futures contracts.

The Bitcoin Industry

Bitcoin

Bitcoin is a digital asset that serves as the unit of account on an open-source, decentralized, peer-to-peer computer network. It may be used to pay for goods and services, stored for future use, or converted to government-backed currency. As of the date of this prospectus, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

The value of bitcoin depends on its supply (which is limited), and demand for bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. By design, the supply of bitcoin is intentionally limited to 21 million bitcoins. As of the date of this prospectus, there are approximately 19 million bitcoins in circulation.

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network, the Bitcoin Network. No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

The Bitcoin Network

The infrastructure of the Bitcoin Network is collectively maintained by various participants in the Bitcoin Network, which include miners, developers, and users. Miners validate transactions and provide security to the network, and are currently compensated for that service in bitcoin. Developers maintain and contribute updates to the Bitcoin Network’s source code, often referred to as the Bitcoin Protocol. Users access the Bitcoin Network using open-source software. Anyone can be a user, developer, or miner.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a distributed database that is continuously updated and reconciled among certain users and is protected by cryptography. The bitcoin blockchain contains a complete record and history for each bitcoin transaction.

New bitcoins are created through a process called “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the bitcoin blockchain. The new block is then confirmed through acceptance by a majority of users who maintain versions of the blockchain on their individual computers. Miners that successfully add a block to the bitcoin blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the means by which new bitcoin enter circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol

The Bitcoin Protocol is an open source project with no official company or group in control, and anyone can review the underlying code. There are, however, a number of individual developers that regularly contribute to a specific distribution of bitcoin software known as the “bitcoin core” (“Bitcoin Core”). Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. The core developers are able to access, and can alter, the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code.

However, because bitcoin has no central authority, the release of updates to the Bitcoin Network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other purchasers. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those bitcoin users and miners who choose to download it. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by purchasers that collectively have a majority of the processing power on the Bitcoin Network. If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.”

The Fund’s Service Providers

Contractual Arrangements with the Sponsor and Third-Party Service Providers

Sponsor

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these third-party services, the Fund pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.25% per annum.

The Sponsor acts as the Fund’s sponsor pursuant to the terms of the Second Amended and Restated Declaration of Trust and Trust Agreement (“Trust Agreement”). Under the Trust Agreement, the Sponsor acts as an agent of the Trust and is solely responsible for the conduct of the Trust’s business. The term of the Trust Agreement is indefinite, but it is subject to termination upon the occurrence of certain events including but not limited to: the Trust or any fund become bankrupt, occurrence of any event which would make unlawful the continued existence of the Trust or any Fund.

Under the Trust Agreement, the Sponsor shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust (including in its capacity as Partnership Representative, as defined in the Trust Agreement), provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor, and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates, as defined in the Trust Agreement. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor. The governing law for the agreement is the State of Delaware. For further discussion of the Trust Agreement, see “OPERATION OF THE FUND − Trust Agreement”.

Cash Custodian, Registrar, Transfer Agent, Fund Administrator

In its capacity as the Cash Custodian, currently U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. U.S. Bank Global Fund Services (“Global Fund Services”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, Global Fund Services also serves as administrator for the Fund, performing certain administrative, and accounting services, and support in preparing certain SEC reports on behalf of the Fund. The Cash Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank, N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, WI, 53202.

Cash Custody Agreement. Under the Cash Custody Agreement between the Cash Custodian, Sponsor, and the Trust, upon the Sponsor’s instructions, the Cash Custodian will establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or securities. Upon instructions from the Trust or Sponsor, the Cash Custodian will facilitate the transfer and management of assets, including cash, within the Trust’s account(s). The Cash Custodian’s fees are payable by the Trust, however, the Sponsor assumes such fees via the Sponsorship Agreement with the Trust.

The Cash Custody Agreement specifies an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier in accordance with the terms of the Agreement. Either party can terminate the Agreement under certain conditions, such as material breach or failure to pay fees within a specified period. Additionally, the Agreement may be terminated by the Trust for causes such as prolonged force majeure events, legal requirements, or significant corporate events affecting the Cash Custodian.

In performing its duties, the Cash Custodian is required to exercise due care in accordance with reasonable commercial standards. The Cash Custodian is generally not liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under the Agreement, except a loss arising out of or relating to the Custodian’s refusal or failure to comply with the terms of the Agreement or from the Custodian’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.

Liability of the Cash Custodian under the Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Cash Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Agreement, except where such issues arise from the Cash Custodian’s failure to meet the agreed standard of care.

The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate Custodians as deemed appropriate.

The governing law for the Cash Custody Agreement is the laws of the State of Minnesota.

The Fund is subject to various risks associated with the potential insolvency of the Cash Custodian. In the event of the Cash Custodian’s insolvency, the Fund’s assets held under custody might be subject to legal and financial complexities, which would subject the Fund to the following risks:

●	Access to Assets: In the case of the Cash Custodian’s insolvency, there may be delays or difficulties in accessing the Fund’s assets held by the Cash Custodian. This situation could impact the Fund’s ability to meet its financial obligations or to execute its investment strategies promptly.

●	Asset Recovery and Transfer: The process of recovering and transferring assets to a new custodian in the event of insolvency may prove time-consuming and complex. This process might involve legal proceedings and negotiations, potentially leading to a prolonged period during which the assets are not actively managed or are inaccessible.

●	Financial Losses: Ther Fund may incur financial losses if the assets held by the Cash Custodian are entangled in insolvency proceedings. The Fund might not recover the full value of its assets, particularly if any part of the assets becomes part of the Cash Custodian’s bankruptcy estate.

●	Operational Disruptions: Transitioning to a new custodian may cause operational disruptions. This includes administrative burdens, potential errors during the transfer of records and assets, and the need to establish new operational protocols.

In addition to the foregoing risks, the Fund would be subject to additional risks if the Custody Agreement is terminated, which include:

●	Cost Implications: Terminating the agreement and engaging a new custodian might incur additional costs, including early termination fees, transfer fees, and higher fees charged by a new custodian.

●	Continuity of Service: There is a risk of service interruptions during the transition period, which might affect the Fund’s ability to execute transactions and manage its assets effectively.

Administration Agreement. The Fund Administrator is U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (Global Fund Services). In the Fund Administration Servicing Agreement with the Trust and the Sponsor, Global Fund Services has been appointed to provide a range of administrative services to the Trust. These services encompass general fund management, financial reporting, tax reporting, and optional additional tax services, as detailed in the Agreement.

The agreement specifies an initial term of three years, with automatic renewal for successive one-year periods unless a party provides 90 days’ prior written notice indicating non-renewal. Termination can occur under several conditions, including material breach, compliance with applicable laws, or operational changes that affect Global Fund Services or the Trust. Additionally, the Agreement may be amended only through a written agreement executed by both parties.

The agreement limits the Global Fund Services’ liability to direct damages arising from Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under the agreement.

The Trust is required to indemnify Global Fund Services against losses or liabilities incurred in performing its duties, except in cases of failure to meet the standard of care or due to the Fund Administrator’s own misconduct. Conversely, Global Fund Services is obligated to indemnify the Trust against any liabilities arising from Global Fund Services’ refusal or failure to comply with the terms of the Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.

The agreement is governed by the laws of the State of Wisconsin. Both parties agree to maintain confidentiality regarding proprietary information, with allowances for disclosure as required by law or upon mutual agreement.

Transfer Agent Servicing Agreement. The Transfer Agent Servicing Agreement is between Global Fund Services, a registered transfer agent under the Exchange Act, the Trust and the Sponsor. Under this agreement Global Fund Services is appointed as the transfer agent for the Trust, providing services related to the creation and redemption of shares, dividend disbursing, and maintaining shareholder records.

Global Fund Services is responsible for facilitating purchases and redemptions of Creation Units, handling transactions with Authorized Purchasers, managing dividend payments for the Trust’s shares. Global Fund Services also records issuance of shares and maintains a record of outstanding shares for each fund in the Trust.

Global Fund Services is obligated to exercise reasonable care. Its liability is limited to direct damages arising from Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify Global Fund Services against claims not arising from the agent’s non-compliance or misconduct.

Global Fund Services is required to implement its designed to promote the detection and reporting of potential money laundering activity and identity theft by monitoring certain aspects of shareholder activity as well as written procedures for verifying a customer’s identity.

The Transfer Agent Agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 90 days’ written notice. Early termination requires the Trust to pay remaining fees and costs related to the transition to a new service provider.

This agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information and is governed by the laws of the State of Wisconsin.

Fund Accounting Agreement. The Fund Accounting Servicing Agreement is between Global Fund Services, the Trust, and the Sponsor. Under this Agreement, Global Fund Services is appointed as the fund accountant for the Trust, responsible for various accounting services such as portfolio accounting, expense accrual and payment, trust valuation and financial reporting, tax accounting, and compliance control services.

The Agreement is set for an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier. Termination can occur under specific conditions, including material breach or changes in laws affecting the Agreement. The Trust and Sponsor can also terminate the agreement upon 90 days’ notice, and Global Fund Services may do the same under certain circumstances, such as the existence of certain legal compliance issues or reputational harm.

Global Fund Services is obligated to exercise reasonable care in its duties. Global Fund Services’ liability under the agreement limited to losses arising from Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify Global Fund Services against losses not arising from such failures or misconduct. Conversely, Global Fund Services is obligated to indemnify the Trust for losses resulting from its non-compliance or misconduct.

The agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information. The agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 90 days’ written notice and is governed by the laws of the State of Wisconsin.

Marketing Agent

The Fund employs Paralel Distributors LLC as the Marketing Agent for the Fund. The Marketing Agent Agreement among the Marketing Agent, the Sponsor, and the Trust calls for the Marketing Agent to work with the Cash Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising material. The Marketing Agent’s principal business address is 1700 Broadway, Suite 1850, Denver CO 80290. The Marketing Agent is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA.

Under the Marketing Agent Agreement, the Trust engaged the Marketing Agent to perform marketing services. The Marketing Agent is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of FINRA.

The Marketing Agent’s services include assisting with Authorized Purchasers Agreements, maintaining creation and redemption order confirmations, providing Prospectuses to Authorized Purchasers, ensuring compliance with SEC and FINRA advertising rules, and approving marketing materials. The Trust, in turn, is responsible for creating, issuing, and redeeming Creation Units, providing the Marketing Agent with necessary documentation, and ensuring the availability of Prospectuses and Statements of Additional Information.

The Trust is obligated to indemnify the Marketing Agent against losses primarily arising from the Marketing Agent’s services, the Trust’s breach of obligations, non-compliance with laws, or inaccuracies in Trust materials, except for losses caused by the Marketing Agent’s willful misconduct, gross negligence, or bad faith. Conversely, the Marketing Agent will indemnify the Trust against losses caused by the Marketing Agent’s gross negligence, reckless disregard, or willful misconduct.

The agreement sets out that the Marketing Agent is not entitled to compensation or reimbursement of expenses from the Trust, with any such remuneration to be paid by the Sponsor, out of the management fee it receives for its services to the Trust. The term of the agreement is three years, with provisions for automatic renewal and termination options available to both parties.

Confidential information is protected under the agreement, with specific obligations for non-disclosure and non-use, along with provisions for regulatory disclosure and information security. The agreement is governed by Delaware law.

Compliance Services

Paralel Distributors LLC also assists the Trust and the Sponsor with certain functions and duties relating to compliance related services, which include development of compliance procedures and periodic reviews of the adequacy of the Trust's and service providers' compliance policies.

Merger

The Tidal Sponsor and Teucrium entered into a Support Agreement where in furtherance of their long-term business goals, the Fund would be the successor and surviving entity from the Merger into the Fund of the Predecessor Fund that is a series of the Trust sponsored by Teucrium. The Predecessor Fund’s Declaration of Trust permitted Teucrium, without a shareholder vote, to transfer the assets of the Predecessor Fund to the Fund.

Teucrium and the Tidal Sponsor entered into an agreement and plan of partnership merger and liquidation (the “Plan of Reorganization”) dated October 30, 2023. Pursuant to the Plan of Reorganization, the Fund delivered its Shares to the Predecessor Fund and assumed the liabilities of the Predecessor Fund on January 3, 2024 (the “Closing Date”). On the Closing Date, the Predecessor Fund delivered its assets to the Custodian and the Fund’s futures commission merchants, in exchange for the Shares. The Fund distributed to the Predecessor Fund’s record holders, determined as of the Closing Date, its Shares in an amount equal to one for one exchange of the Predecessor Fund’s shares. Pursuant to the terms of the Plan of Reorganization, the Predecessor Fund liquidated in accordance with the laws of Delaware and applicable federal securities laws and regulations. The Predecessor Fund and the Fund were required to make representations and warranties that are customary in matters such as the Plan of Reorganization.

The Merger did not materially modify the rights of Fund shareholders. Prior to the Merger, the Fund had no operations, received $100 in cash from the Sponsor for four Shares to complete the pre-operational formation of the Fund and had no liabilities. By being the surviving entity from the Merger, the Fund acquired all assets and assumed all the liabilities of the Predecessor Fund and succeeded to the Predecessor Fund’s performance history. Unless otherwise indicated, information concerning the Fund for periods before January 3, 2024 is information of the Predecessor Fund.

The Merger constituted a “reorganization” within the meaning of Section 368(a) of the “Code”. The Sponsor, as a condition to the closing of the Merger, received an opinion to such effect from tax counsel to the Trust. The Predecessor Fund and the shareholders generally did not recognize any gain or loss for federal income tax purposes on the transfer of assets, the assumption of liabilities, and the receipt of Fund shares in the Merger.

The Predecessor Fund did not pay for the costs of the Merger. The Tidal Sponsor paid the costs associated with the Merger, including the expenses associated with preparing and filing this prospectus and the cost of copying, printing and mailing this prospectus.

Sponsor Transition

Effective after the close of trading on January 15, 2026, Tidal Investments LLC (f/k/a Toroso Investments, LLC) (the “Tidal Sponsor”), as the prior sponsor (the “Tidal Sponsor”) of the Trust, entered into an agreement (the “Transfer Agreement”) to resign as Sponsor to the Trust and transfer its role as the Trust's sponsor to the Sponsor. Under the terms of the Transfer Agreement, the Tidal Sponsor no longer has any involvement in the operations, management or marketing of the Fund. In connection with the change of the Trust’s sponsor, as of January 16, 2026 the name of the Trust was changed from “Tidal Commodities Trust I” to “Hashdex Commodities Trust.”

Also in connection with the change of the Trust’s sponsor, certain changes were made to the Fund’s principal investment strategies and techniques. Prior to the sponsor change, the Fund used bitcoin futures contracts for the primary purpose of acquiring physical bitcoin through CME’s Exchange for Physical Transactions (“EFP”) and to offset cash and receivables for better tracking the Benchmark. Under normal market conditions, the Fund had a policy to maximize its investments in physical bitcoin such that it was expected that at least 95% of the Fund’s assets would be invested in bitcoin, and up to 5% may be invested in bitcoin futures contracts and in cash and cash equivalents, such as short-term Treasury bills, money market funds, and demand deposit accounts. Upon the commencement of Hashdex’s service as the Trust’s sponsor, the Fund achieves its investment objective by primarily investing in bitcoin, and does not purchase or sell bitcoin future contracts. Other than as previously described, the Sponsor, Tidal Sponsor and the Trust do not believe that the change of Trust sponsor will have any impact on a shareholder’s investment in the Fund.

AML/KYC

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Purchasers, market makers and Bitcoin Custodian. Each Authorized Purchaser and market maker must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Fund. As a result, the Sponsor and the Trust have instituted procedures designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Purchasers, as broker-dealers, and Bitcoin Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Purchasers and market makers who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Cash Custodian and Bitcoin Custodian have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party.

Legal Counsel

Eversheds Sutherland (US) LLP serves as legal counsel to the Fund and the Trust.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund
Hashdex Asset Management Ltd., Sponsor	0.25% of average net assets annually
Wilmington Trust, Trustee	$3,300 annually for the Trust

* The above table does not include compensation arrangements between the Sponsor and third-party service providers including the Administrator, Custodians, Marketing Agent, Transfer Agent, or auditors.

Other Non-Contractual Payments by the Fund

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.25% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. In addition to the Management Fee, the Fund pays all of its respective brokerage commissions, including financing fees, Bitcoin network fees and similar transaction fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to the sale and purchase of spot bitcoin, including any bitcoin transaction fees for on-chain transfers of bitcoin.  The Sponsor pays all other routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Trust’s cash balance is insufficient to pay all fees and expenses, including the Management Fee, the Trust may need to sell crypto assets from time to time to pay for its fees and expenses, and up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of $250,000 per annum. The Sponsor may determine in its sole discretion to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. Authorized Purchasers pay a $300 fee per order to create Creation Baskets, and a $300 fee per order for Redemption Baskets, which is paid to the Cash Custodian. This $300 fee may not be used by the Fund to cover expenses related to creations and redemptions. Expenses paid by Sponsor are not subject to any caps or limits.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. Global Fund Services has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. Global Fund Services keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through purchasers and/or account holders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or Indirect purchasers, in each case who satisfy the requirements for transfers of Shares. DTC purchasers acting on behalf of investors holding Shares through such purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same Day Funds Settlement System. Shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC purchasers and facilitates the clearance and settlement of transactions between DTC purchasers through electronic book-entry changes in accounts of DTC purchasers.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC purchasers may transfer their Shares through DTC by instructing the DTC purchaser holding their Shares (or by instructing the Indirect purchaser or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the Purchasers and/or account holders of DTC. Because DTC can only act on behalf of DTC Purchasers, who in turn act on behalf of Indirect Purchasers, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC purchasers in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC purchaser or purchasers has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, the Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund. Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of the Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers. Shares trade on NYSE Arca under the ticker symbol “DEFI.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Marketing Agent and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 10,000 Shares at their NAV through the Marketing Agent, to Authorized Purchasers. Shares will be sold at the next determined NAV per Share. All Authorized Purchasers pay a $300 fee for each Creation Basket order.

The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: Jane Street Capital, LLC, Mirae Asset Securities (USA) Inc., Virtu Americas LLC, Macquarie Capital (USA) Inc, Goldman Sachs & Co. LLC and Citadel Securities LLC.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed purchasers in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market purchaser is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

Investors are cautioned that they might not be able to buy or sell Shares of the Fund through their current brokerages. Moreover, even if an investor were able to purchase Shares through their current brokerage, that brokerage might decide to stop trading in bitcoin-linked securities and the investor would potentially face restrictions on when and or how they could trade their existing bitcoin position.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

Calculating NAV

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets, including spot bitcoin and cash, pursuant to policies established from time to time by the Sponsor or otherwise described herein,

●	subtracting any liabilities and dividing the balance by the number of Shares, and

●	dividing the above total by the number of Shares outstanding.

Global Fund Services, in its capacity as the Administrator calculates the NAV of the Fund once each trading day. It calculates the NAV as of the earlier of the close of trading on NYSE Arca or 4:00 p.m. (ET). The NAV for a particular trading day is released after 4:15 p.m. (ET).

Valuation of Bitcoin

In determining the value of Fund’s holdings, the Administrator will value the bitcoin held by the Fund based on the closing level of the Benchmark, the NQBTCS, unless the prices are not available or the Administrator, in its sole discretion, determines that the NQBTCS is unreliable (“Fair Value Event”).

In the instance of a Fair Value Event, the Fund’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Administrator. In the instance of a Fair Value Event and pursuant to the Administrator’s fair valuation policies and procedures, VWAP or Volume Weighted Median Prices (VWMP) from another index administrator (“Secondary Index”) will be utilized.

If a Secondary Index is also not available or the Administrator in its sole discretion determines the Secondary Index is unreliable, the price set by the Fund’s principal market as of 4:00 p.m. ET, on the valuation date will be utilized. In the event the principal market price is not available or the Administrator in its sole discretion determines the principal market valuation is unreliable, the Administrator will use its best judgment to determine a good faith estimate of fair value. The Administrator identifies and determines the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for crypto assets consistent with the application of fair value measurement framework in FASB (Financial Accounting Standards Board) Accounting standards codification (ASC) 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The principal market must be available to and be accessible by the reporting entity. The reporting entity is the Trust.

If NQBTCS is not used to determine the Fund’s bitcoin holdings, Shareholders will be notified through a prospectus supplement, a current report on Form 8-K, the Fund’s periodic Exchange Act reports and/or on the Fund’s website and, if this index change is on a permanent basis, a filing with the Commission under Rule 19b-4 of the Act will be required.

A Fair Value Event value determination will be based upon all available factors that the Sponsor or the Administrator deems relevant at the time of the determination and may be based on analytical values determined by the Sponsor or Administrator using third party valuation models. Fair value policies approved by the Administrator will seek to determine the fair value price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with “Relevant Transactions”. A “Relevant Transaction” is any crypto asset versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Core Exchange in the BTC/USD pair that is reported and disseminated by a Core Exchange through its publicly available application programming interface and observed by the IMC.

Indicative Fund Value

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, ICE Data Indices, LLC calculates and disseminates throughout the trading day an updated “indicative fund value.” The indicative fund value is calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s bitcoin during the trading day. The Fund’s spot bitcoin holdings will be priced using a real time version of the Benchmark, the NQBTC. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The indicative fund value is disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. (ET) to 4:00 p.m. (ET).

ICE Data Indices, LLC disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust provided that there is not a minimum number of Shares outstanding for the Fund. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets (collectively, the “Baskets”). The Creation Baskets are only made in exchange for delivery to the Fund of the amount of bitcoin represented by the Creation Baskets being created or an amount of cash sufficient purchase such amount of bitcoin, the amount of which is equal to the combined NAV of the number of Shares included in the creation Baskets being created determined as of 4:00 p.m. ET on the day the order to create the Creation Baskets is properly received. The Redemption Baskets are only redeemed in exchange for delivery to the Fund of the amount of Shares represented by the Redemption Basket.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market purchasers, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC purchasers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the SEC’s Division of Trading and Markets and FINRA’s Office of General Counsel withdrew their 2019 joint statement regarding broker-dealer custody of crypto asset securities, which was widely perceived as prohibiting broker-dealers from offering custodial services for crypto assets that are not securities. Additionally, on the same day, the SEC released a set of Frequently Asked Questions (FAQs) clarifying its views on broker-dealers' crypto asset activities. The FAQs stated that (i) SEC Rule 15c3-3 applies only to crypto asset securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot crypto exchange-traded products.

To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery, or the facilitation of the delivery, of the bitcoin or cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder, and the related procedures may generally be amended by the Sponsor without the consent of the Authorized Purchaser. Authorized Purchasers pay a transaction fee of $300 to the Custodian for each creation order they place and a fee of $300 per order for redemptions, which is a nominal fee. Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical bitcoin and the bitcoin interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell bitcoin or bitcoin interests and may profit in these instances.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA or be exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

The Authorized Purchasers will deliver cash or bitcoin to create Shares and will receive cash or bitcoin when redeeming Shares. For an “in-kind” creation transaction, Authorized Purchasers will deliver, or arrange for the delivery by the Authorized Purchaser’s designee of, bitcoin to the Fund’s account with a Bitcoin Custodian in exchange for Shares when they purchase Shares. For an “in kind” redemption transaction, when Authorized Purchasers redeem Shares with the Fund, the Fund, through a Bitcoin Custodian, will deliver bitcoin to such Authorized Purchasers, or a designee thereof, in exchange for their Shares.

For cash creation and redemption transactions, the Fund will engage in bitcoin transactions for converting cash into bitcoin (in association with purchase orders) and bitcoin into cash (in association with redemption orders). The Fund will conduct its transactions by trading directly with third parties, who are not registered broker-dealers, pursuant to written agreements between such “Bitcoin Trading Counterparties” and the Trust. The Sponsor and the Trust expect to conduct these transactions by trading directly with Bitcoin Trading Counterparties. As of the date of this Prospectus, Nonco LLC has been approved as a Bitcoin Trading Counterparty. Bitcoin Trading Counterparties may be added at any time, subject to the discretion of the Sponsor. In the event the Sponsor engages any additional Bitcoin Trading Counterparties, shareholders will be notified of the addition of such Bitcoin Trading Counterparty through a prospectus supplement and/or a current report on Form 8-K or through the Trust’s annual or quarterly reports, or through the Trust’s website.

The Trust will create Shares by receiving crypto assets from the Authorized Participant. The Trust will redeem Shares by delivering crypto assets to the Authorized Participant.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with Global Fund Services in its capacity as the transfer agent to create one or more baskets. Currently, creation orders are accepted in cash or in-kind. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when NYSE Arca is closed for regular trading. Purchase orders must be placed by 3:00 p.m. ET, or the close of regular trading on NYSE Arca, whichever is earlier (the “Order Cutoff Time”). The Order Cutoff Time may be modified by the Sponsor in its sole discretion. The day on which the Global Fund Services receives a valid purchase order is referred to as the purchase order date. The Fund may require any Creation Baskets that are greater than 5% of the Fund’s NAV to be pre-funded with cash or other acceptable consideration.

The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a creation order, an Authorized Purchaser agrees to facilitate the deposit of cash with the Cash Custodian or bitcoin, with the Bitcoin Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Cash Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

For a cash creation, the total deposit of cash required to create each Creation Basket is an amount of cash that is in the same proportion to the total assets of the Fund, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. On the trade date for a purchase order (the “Creation Trade Date”), following receipt of the purchase order from the Authorized Purchaser, the Sponsor will choose, in its sole discretion, which Bitcoin Trading Counterparty to buy the bitcoin in exchange for the cash proceeds from such purchase order. For settlement of a creation, the Fund delivers Shares to the Authorized Purchaser in exchange for cash received from the Authorized Purchaser. Meanwhile, the Bitcoin Trading Counterparty delivers the required bitcoin in exchange for cash. In the event the Fund has not been able to successfully execute and complete settlement of a bitcoin transaction by the settlement date of the purchase order, the Authorized Purchaser will be given the option to (1) cancel the purchase order, or (2) accept that the Fund will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to a purchase order, as between the Fund and the Authorized Purchaser, the Authorized Purchaser is responsible for the dollar cost of the difference between the bitcoin price utilized in calculating NAV on trade date and the price at which the Fund acquires the bitcoin to the extent the price realized in buying the bitcoin is higher than the price utilized in the NAV. To the extent the price realized in buying crypto assets is lower than the price utilized in the NAV, the Authorized Purchaser shall keep the dollar impact of any such difference.

For an in-kind creation, following an Authorized Purchaser’s purchase order, the Fund’s Bitcoin Custodian account must be credited with the required bitcoin by the end of the business day following the purchase order date, or in the case of cash deposits, the Fund’s Cash Custodian account must be credited with the required cash by the end of the business day following the purchase order date, as applicable. If the Authorized Purchaser or its designee fails to consummate the foregoing, the order shall be cancelled. Upon receipt of the bitcoin deposit amount in the Fund’s Bitcoin Custodian account, or the cash deposit amount in the Fund’s Cash Custodian account, the Bitcoin Custodian or Cash Custodian, respectively, will notify the Transfer Agent, the Authorized Purchaser, and the Sponsor that the bitcoin or cash has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account.

No Shares will be issued unless and until the applicable Bitcoin Custodian (in the case of in-kind deposits) or Cash Custodian (in the case of cash deposits) has informed the Transfer Agent that the bitcoin or cash (as applicable) has been received. Disruption of services at the Bitcoin Custodian would have the potential to delay settlement of the Bitcoin related to Share creations. To the extent a Bitcoin Trading Counterparty, is not able to deliver bitcoin associated with a cash purchase order as of a specified time on the settlement date, the Authorized Purchasers have the option to cancel the order, or the Sponsor may select an alternative execution method for the bitcoin purchase. To the extent that bitcoin transfers in connection with a creation order are delayed due to congestion or other issues with the Bitcoin Network, such bitcoin will not be held in cold storage in until such transfers can occur.

Bitcoin held in the Fund’s Bitcoin Custodian accounts is the property of the Fund and is not leased, or loaned under any circumstances.

Determination of Required Deposits

For a creation, the total amount of bitcoin (for in-kind creations), or cash (for cash creations), required to create each Basket (“Basket Deposit”) is the amount of bitcoin or its cash equivalent that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, as the number of Shares being created bears to the total number of Shares outstanding on the date the order is properly received.

The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of bitcoin that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. Each night, the Sponsor will publish the amount of bitcoin that is represented by each Basket Deposit.

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. When a creation occurs, after the Bitcoin Custodian receives the required bitcoin (for in-kind creations) or a Cash Custodian receives the required cash (for cash creations), the Sponsor will notify the Transfer Agent that the bitcoin or cash, as applicable, has been received and the Sponsor and Transfer Agent will then determine whether any outstanding cash or bitcoin due from the Authorized Participant has been settled with the Trust, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the business day following the purchase order date.

Delivery of Required Deposits

For an in-kind creation, following an Authorized Purchaser’s purchase order, the Fund’s Bitcoin Custodian accounts must be credited with the required bitcoin by the end of the business day following the purchase order date, or in the case of cash deposits, the Trust’s Cash Custodian account must be credited with the required cash by the end of the Business Day following the purchase order date, as applicable. Under most circumstances, the bitcoin associated with a Creation Basket Deposit will be deposited with the Bitcoin Custodian. Upon receipt of the bitcoin deposit amount in the Fund’s Bitcoin Custodian accounts, or the cash deposit amount in the Fund’s Cash Custodian account, the Bitcoin Custodian or the Cash Custodian, as applicable, will notify the Transfer Agent, the Authorized Purchaser and the Sponsor that the bitcoin or cash has been deposited. Upon confirmation by the Sponsor and Transfer Agent that any outstanding bitcoin or cash due from the Authorized Purchaser has been settled with the Trust, the Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.

The Authorized Purchaser understands and agrees that in the event the Creation Basket Deposit is not deposited to the Trust by the time specified above and in compliance with the applicable procedures, and any outstanding cash or bitcoin due from the Authorized Purchaser has not been settled with the Fund, the applicable Purchase Order will be canceled by the Sponsor. In the event the Authorized Purchaser, or its designated agent or client, has not deposited the bitcoin to the Fund by the applicable time on the settlement date of the in-kind creation order, the Authorized Purchaser will be given the option to (1) cancel the in-kind creation order, (2) delay settlement of the order to enable delivery of bitcoin at a later date, or (3) accept that the Fund will execute a bitcoin transaction required for the creation and the Authorized Purchaser will deliver the U.S. dollars required for this purchase. The Authorized Purchaser is responsible for the dollar cost of the difference between the bitcoin price utilized in calculating NAV per Share on trade date and the price at which the Fund acquires the bitcoin to the extent the price realized in buying the bitcoin is higher than the bitcoin price utilized in the NAV. To the extent the price realized in buying the bitcoin is lower than the price utilized in the NAV, the Authorized Purchaser shall get to keep the dollar impact of any such difference.

None of the Sponsor, the Trust, the Marketing Agent, or Global Fund Services shall be liable to the Authorized Purchaser if a Bitcoin Trading Counterparty fails to deliver bitcoin or cash, respectively, representing the Creation Basket Deposit for such Authorized Purchaser’s Purchase Order to the Fund’s account with the Bitcoin Custodian or Cash Custodian, as applicable, unless such failure is due to an act or omission of the Sponsor or Trust.

Suspension and Rejection of Purchase Orders

The Sponsor holds the discretion to suspend purchase orders or delay their settlement in specific situations. These may include (1) exchange closures or trading restrictions, (2) emergencies (including but not limited to: an interruption in services or availability of the Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event), (3) Shareholder protection needs, or (4) when it’s not in the best interest of the Fund or its investors. Purchase orders must conform to the criteria outlined in the Authorized Purchaser Agreement and be for whole baskets. The Sponsor may suspend orders that don’t meet these criteria. The Sponsor will provide notice to the Fund’s shareholders by posting a notification to the Fund’s website. In addition, the Sponsor intends to file a current report on Form 8-K in order to inform shareholders of the suspension of creations.

The Sponsor acting by itself or through the Distributor or transfer agent may reject a purchase order or a Creation Basket Deposit if:

●	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

●	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

●	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;

●	circumstances outside the control of the Sponsor, Marketing Agent or transfer agent make it, for all practical purposes, not feasible to process creations of baskets; or

●	if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Marketing Agent or transfer agent will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets. Redemption orders must be placed by 3:00 p.m. ET or the close of regular trading on NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day (“Redemption Settlement Date”). Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Cash Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution for cash redemptions from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received. The redemption distribution for in-kind redemptions from the Fund consists of a transfer to the Authorized Purchaser or its designated agent or client of an amount of bitcoin equal to the NAV of the Fund multiplied by the number of Shares to be redeemed under the redemption order.

Delivery of Redemption Distribution

In the case of a cash redemption, the Fund, through the Cash Custodian, will deliver cash to the Authorized Purchasers when they redeem Shares with the Fund. This distribution of cash will be delivered to the Authorized Purchaser on the business day following the Redemption Order Date if, by 3:00 p.m. ET, on such business day (or another time as determined by Sponsor), the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will also be delayed. In the case of an in-kind redemption, the Fund will deliver bitcoin to the Authorized Purchasers (or their designated agents or clients) when they redeem Shares with the Fund. This distribution of bitcoin will be delivered to the Authorized Purchaser (or its designated agent or client) on the Business Day following the Redemption Order Date if, by 3:00 p.m. ET on such Business Day (or another time as determined by Sponsor), the Fund’s DTC account has been credited with the baskets to be redeemed by such time. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (1) for any period during which NYSE Arca is closed other than customary weekend or holiday closings, or trading on NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of cash equivalents is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders, or (4) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty the Fund’s positions, e.g., because of a market disruption event in the bitcoin markets, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the transfer agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. The Sponsor intends to file a current report on Form 8-K in order to inform investors of the suspension of redemptions.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares below 50,000 Shares (i.e., five baskets of 10,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them.

Creation and Redemption Transaction Fees

To compensate for expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee of $300 per order to the Cash Custodian. The transaction fees may be reduced, increased or otherwise changed by the Sponsor. This $300 fee may not be used by the Fund to cover expenses related to creations and redemptions.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash and cash equivalents, or bitcoin, equal to the total NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market purchasers, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the bitcoin interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the bitcoin interest markets. While the Shares trade on NYSE Arca until 4:00 p.m. (ET), liquidity in the markets for bitcoin interests may be reduced after the close of the CME. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Sponsor applies substantially all of the Fund’s assets toward investing in bitcoin. The Fund conducts creation and redemptions in cash or in-kind with Authorized Purchasers. Proceeds received by the Fund from the issuance of Creation Baskets consist of bitcoin or cash. Deposits of bitcoin are held by the Bitcoin Custodian on behalf of the Fund. Deposits of cash are held by the Cash Custodian. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and the Fund will continue to exist until terminated in accordance with the Trust Agreement.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has obligations as a Sponsor of the Trust, which include, among others, responsibility for certain organizational and operational requirements of the Trust, as well as fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses (excluding any taxes on the compensation received for services as Sponsor or on indemnity payments received), and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, Shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on the compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon thirty (30) days’ prior written notice to the holders of the Trust’s outstanding Shares and the Trustee. The Sponsor may appoint a successor sponsor to carry on the business of the Trust. In addition, if the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding a majority (over 50%) of the outstanding Shares of the Fund, voting together as a single class (not including Shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution). The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the Shareholders of the Fund, or any other Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.

Voting Rights

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Fund together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, Shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Fund, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his Share of the Fund’s assets. The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

The Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking made or issued by or on behalf of the Fund shall give notice to the effect that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. Prospective investors should be aware that the Sponsor and the Trustee intends to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, managers, officers and employees, do not devote their time exclusively to the Fund. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other funds of the Trust, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Trust. Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor to the Fund and serves as the sponsor, investment manager or investment adviser to investment vehicles other than the Fund. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other investment companies or pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other investment vehicles, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

The Sponsor and its employees and affiliates may participate in transactions related to bitcoin, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Fund and may have a positive or negative effect on the value of the bitcoin held by the Fund and, consequently, on the market value of bitcoin. Because these parties may trade bitcoin for their own accounts at the same time as the Fund, prospective Shareholders should be aware that such persons may take positions in bitcoin which are opposite, or ahead of, the positions taken for the Fund. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest (collectively, the “Policies”). As of the date of this Prospectus, the Sponsor’s Policies are in place and require that the Sponsor eliminate, mitigate, or otherwise disclose conflicts of interest. Additionally, the Sponsor has adopted policies and procedures requiring that certain applicable personnel pre-clear personal trading activity in which bitcoin is the referenced asset. The Sponsor has also implemented an Information Barrier Policy restricting certain applicable personnel from obtaining sensitive information. The Sponsor believes that these structured controls are reasonably designed to mitigate the risk of conflicts of interest and other impermissible activity.

The Sponsor might have a potential future conflict of interest if the Sponsor, a new sponsor, or sub-adviser were to register as a broker-dealer or become affiliated with a broker-dealer. In such case, the Sponsor, new sponsor, or sub-adviser, as the case may be, would develop and implement appropriate procedures designed to prevent the use and dissemination of material non-public information regarding the Fund’s holdings.

Resolution of Conflicts Procedures

Whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Ownership or Beneficial Interest in the Fund

Security Ownership of Certain Beneficial Owners. The following table sets forth information with respect to each person known to own beneficially more than 5% of the outstanding Shares of the Fund as of August 31, 2025, based on information known to the Sponsor.

Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership	Percent of Class
National Financial Services LLC 245 Summer Street Boston, MA 02210	46,302 shares	38.6%
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	18,752 shares	15.6%
Pershing LLC One Pershing Plaza Jersey City, NJ 07399	9,762 shares	8.1%
APEX Clearing Corporation 350 N. St. Paul Street, Suite 1300 Dallas, TX 75201	6,100 shares	5.1%

Security Ownership of Management. As of the date of this prospectus, the Sponsor does not own shares of the Fund and none of the principals of the Sponsor owned any Shares of the Fund.

Change of Control. Neither the Sponsor nor the Trustee knows of any arrangements which may subsequently result in a change in the control of the Trust.

The Trust has no securities authorized for issuance under equity compensation plans.

Interests of Named Experts and Counsel

No expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodians, Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at the office of the Sponsor or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust. The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware, except with respect to causes of action for violations of U.S. federal or state securities laws. The Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute. The Trust Agreement does not contain an exclusive forum provision.

Legal Matters

Litigation and Claims

Except as described above, within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Eversheds Sutherland (US) LLP (“Eversheds”) advised the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder. Eversheds also provided the Sponsor with its opinion with respect to U.S. federal income tax matters addressed below in “U.S. Federal Income Tax Considerations.”

Experts

The December 31, 2024 financial statements of the Fund incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Tait, Weller & Baker LLP, independent registered public accounting firm, given on their authority as experts in accounting and auditing.

The 2023 financial statements of the Predecessor Fund incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Privacy Policy

The following discussion is qualified in its entirety by reference to the privacy policy. A copy of the privacy policy is available at
https://hashdex.com/en-US/privacy-policy.

The Sponsor, the Trust, and the Fund have adopted a privacy policy relating to the collection, maintenance, and use of nonpublic personal information about the Fund’s current and former investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, Shares, and protects such nonpublic personal information.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Fund. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in Shares of the Fund.

Use and Disclosure of Nonpublic Personal Information

The Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. The Sponsor may disclose investors’ nonpublic personal information to third parties under specific circumstances described in the privacy policy. These circumstances include, among others, information needed to complete financial transactions, information released at the direction of an investor, and certain information requested by courts, regulators, law enforcement, or tax authorities. Investors may not opt out of these disclosures.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in Shares of the Fund, may be shared between and amongst the Sponsor and the Fund. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Fund. However, the Sponsor and the Fund will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from the Fund.

Protection of Nonpublic Personal Information

As described in the privacy policy, the Sponsor takes safeguards to protect investors’ nonpublic personal information, which include, among others, restricting access to such information, requiring third parties to follow appropriate standards of security and confidentiality, and maintaining physical, technical, administrative, and procedural safeguards.

The Sponsor’s Website is hosted in the United States and any data provided to the Sponsor is stored in the United States. If you choose to provide Personal Data from regions outside of the United States, then by your submission of such data, you acknowledge and agree that: (a) you are transferring your personal information outside of those regions to the United States voluntarily and with consent; (b) the laws and regulations of the United States shall govern your use of the provision of your information, which laws and regulations may differ from those of your country of residence; and (c) you permit your personal information to be used for the purposes herein and in the Privacy Policy above.

Emerging Growth Company Status

The Fund is an “emerging growth company” as defined under the JOBS Act. The Fund will remain an “emerging growth company” for up to five years, or until the earliest of:

●	the last day of the first fiscal year in which its total annual gross revenues exceed $1 billion;

●	the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under Exchange Act, which would occur if the market value of its shares that are held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or

●	the date on which it has issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” the Fund may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act as long as it is a “non-accelerated filer,” which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter, issuers that have not been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act for a period of at least 12 calendar months and issuers that have not filed at least one annual report pursuant thereto.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership, and disposition of Shares of the Fund. Except where noted otherwise, it deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general this discussion does not address the tax consequences to dealers in securities or currencies or commodities; traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting; financial institutions; regulated investment companies (except as discussed below); tax-exempt entities (except as discussed below); insurance companies; persons holding Shares as a part of a position in a "straddle" or as part of a "hedging," "conversion," or other integrated transaction for U.S. federal income tax purposes; persons with "applicable financial statements" within the meaning of section 451(b) of the Code; persons subject to the alternative minimum tax; certain former citizens or long-term residents of the United States; or holders of Shares whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code and United States Treasury regulations ("Treasury Regulations"), rulings, and judicial decisions thereunder as of the date of this prospectus, and such authorities may be repealed, revoked, or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor received the opinion of Eversheds regarding the accuracy of this discussion relating to material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) in the following paragraphs. In rendering its opinion, Eversheds relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust, the Fund, and the Sponsor. This opinion is not binding on the IRS and is not a guarantee of the results. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative, or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing, and character of income, gain, or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “Shareholder” means a beneficial owner of a Share. The term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States:

●	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation, regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust, or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a “United States person” (within the meaning of the Code).

A “Non-U.S. Shareholder” is a Shareholder that is neither a U.S. Shareholder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership, or partner of a partnership, holding or considering an investment in Shares is urged to consult its own tax advisors regarding the U.S. federal income tax consequences of investing in Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL, OR NON-U.S. TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of the Trust, due to the nature of its activities the Fund will not be classified as a trust for U.S. federal income tax purposes, but rather it is more likely than not that it will be classified as a partnership for such purposes.

The trading of Shares on NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended, (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as bitcoin futures contracts. Eversheds is of the opinion that (i) bitcoin more likely than not will be considered commodities and (ii) bitcoin futures contracts more likely than not will be considered futures with respect to commodities for purposes of the qualifying income exception under section 7704 of the Code. Based on the opinion of Eversheds and a CFTC determination that treats bitcoin as a commodity under the CEA, the Fund intends to take the position that bitcoin qualify as commodities and bitcoin futures contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund discussed below.

Among other items, the Trust and the Sponsor represented the following to Eversheds:

●	At least 90% of the Fund's gross income for each taxable year since its formation, including the Fund's current taxable year, has been or will be derived from (i) interest, (ii) the sale or exchange of bitcoin, or (iii) the sale or exchange of bitcoin futures;

●	the Fund is organized and will be operated in accordance with its governing documents and applicable law; and

●	the Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

The Based in part on these representations, Eversheds is of the opinion that the Fund more likely than not will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements. Eversheds will not review the Fund's ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund, or the Fund's Shareholders in the event of any subsequent change in the facts, representations, or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income imposed at the corporate tax rate. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be taxable to Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits. To the extent that the amount of the distribution exceeded the Fund’s current and accumulated earnings and profits, the excess would be treated as a tax-free return of capital to the extent of the Shareholder’s adjusted basis in the Shares and, to the extent the amount of the distribution exceeded both the Fund’s current and accumulated earnings and profits and the Shareholder’s adjusted tax basis in such Shares, such excess would be treated as capital gain for such Shareholders who hold their Shares as capital assets. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual information returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions, and credits of the Fund. These items must be reported by the applicable U.S. Shareholder without regard to the amount (if any) of cash or property the U.S. Shareholder receives from the Fund during the taxable year. Consequently, a U.S. Shareholder may be allocated income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that, with respect to any year in which the Fund realizes net income and/or gain, a U.S. Shareholder that is allocated income or gain from the Fund will be required to pay taxes on its allocable share of such income or gain from sources other than Fund distributions.

In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% surtax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% surtax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Fund as discussed below, allocations pursuant to the Trust Agreement should be considered as having "substantial economic effect" or being in accordance with Shareholders' interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses, and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the Shareholders in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, the Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed. The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent.

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury (a “qualified board or exchange”), and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination, or marking to market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 treatment”).

The Fund may hold section 1256 contracts. Any gain or loss recognized as a result of the disposition, termination, or marking to market of the Fund’s section 1256 contracts will be subject to 60-40 treatment and allocated to Shareholders in accordance with the monthly allocation convention.

Foreign exchange gains and losses realized by the Fund in connection with certain transactions involving foreign currency-denominated debt securities, certain futures contracts, forward contracts, options and similar investments denominated in a foreign currency, and payables or receivables denominated in a foreign currency are subject to section 988 of the Code, which generally causes such gain and loss to be treated as ordinary income or loss.

To the extent the Fund holds non-U.S. investments, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Because the amount of the Fund’s investments in various countries will change from time to time, it is not possible to determine the effective rate of such taxes in advance.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the adjusted tax basis in its Shares or, in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the lesser of the adjusted tax basis in a Shareholder’s Share or, if lower than such Shareholder's adjusted tax basis in its Shares, if applicable, the amount at risk, must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

No deduction is permitted for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses). Although the matter is not free from doubt, the Fund believes management fees the Fund pays to the Sponsor and other expenses of the Fund will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts.

For taxable years beginning on or after January 1, 2026, in the case of an individual, the amount of the itemized deductions otherwise allowable for the taxable year shall be reduced by 2⁄37 of the lesser of (1) such amount of itemized deductions, or (2) so much of the taxable income of the taxpayer for the taxable year (increased by such amount of itemized deductions) exceeds the dollar amount at which the 37 percent rate bracket under Section 1 of the Code begins with respect to the taxpayer.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Fund incurs indebtedness that is treated as allocable to a trade or business, the Fund’s ability to deduct interest on such indebtedness generally is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s adjusted tax basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s adjusted tax basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Fund allocates losses or expenses to a Shareholder that must be deferred or are disallowed as a result of these or other limitations in the Code, the Treasury Regulations thereunder, or other U.S. federal income tax authorities, the Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares. As one example, the Shareholder could be allocated and required to pay tax on its share of interest income accrued by the Fund for a particular taxable year, and in the same year be allocated a share of a capital loss that it cannot deduct currently because of the limitations discussed above. As another example, the Shareholder could be allocated and required to pay tax on its share of interest income and capital gain for a year but be unable to deduct some or all of its share of management fees and/or margin account interest incurred by the Shareholder with respect to its Shares. Shareholders are urged to consult their own tax advisors regarding the effect of limitations under the Code, Treasury Regulations, and other U.S. federal income tax authorities on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its U.S. federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or certain affiliates of the Shareholder is the creditor, guarantor, or otherwise bears the economic risk of loss (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.

If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the Shareholder’s adjusted tax basis of its interest in the Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s adjusted tax basis generally will be treated as gain from the sale or exchange of Shares.

Tax Consequences of a Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash and the fair market value of other property received plus its share of the Fund’s liabilities allocable to the Shares sold.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. However, the short-term capital gain on section 1256 contracts resulting from 60-40 treatment, described above, should not be subject to this rule.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should seek advice from their own tax advisors.

Other U.S. Federal Income Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Fund are treated as partners for U.S. federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year with tax information on IRS Schedule K-1 and, if applicable, IRS Schedule K-3 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, the Fund will treat as a Shareholder any person whose Shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to the Fund the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, international organization, or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold, or transfer for their own account. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Fund. Penalties may apply with respect to the failure to report required information.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Fund. Partnerships are generally treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

The Trust Agreement provides that to the extent that the Fund incurs any liability for tax under section 6225 of the Code, each Shareholder (or former Shareholder) agrees to indemnify the applicable Fund for any taxes (and related interest, penalties, or other charges or expenses) payable by the Fund and attributable to such Shareholder’s (or former Shareholder’s) interest in the Fund, as reasonably determined by the Sponsor.

Reportable Transaction Rules. In certain circumstances the Code, Treasury Regulations, and certain IRS administrative guidance require that the IRS be notified of certain transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. These disclosure rules could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans, individual retirement accounts, charitable organizations, and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

Certain tax-exempt private universities should be aware that they are subject to an excise tax on their “net investment income” that is not otherwise taxed as UBTI, including income from interest, dividends, and capital gains.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted tax basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. Each exempt organization Shareholder is required to calculate UBTI income and losses separately with respect to each unrelated trade or business from which it derives UBTI, and as a result, exempt organization Shareholders may not be able to offset losses from one activity against income from another. Under Treasury Regulations, however, income derived from certain pass-through entities and all debt-financed income that is not otherwise attributable to a trade or business are treated as arising from a single trade or business for purposes of the foregoing rule, subject to certain requirements. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership, such as the Fund, is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of bitcoin derivatives is not entirely clear, it is possible that the Fund may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Non-U.S. Shareholders

Subject to the discussion below concerning FATCA (as defined below), generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest,” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at applicable rates and requires the filing of a U.S. tax return.

Withholding on Allocations and Distributions. The Code provides that if a partnership is engaged in a U.S. trade or business during a taxable year, a Non-U.S. Shareholder who is a partner in the partnership will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of the Fund’s income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of the Fund’s income to corporate Non-U.S. Shareholders when such income is allocated or distributed. Non-U.S. Shareholders may also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder that derives ECI generally will be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund and accordingly by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, corresponding to its allocable share of the Fund’s income that consists of FDAP. Such allocations would be subject to withholding tax imposed at a 30% rate (possibly subject to reduction by an income tax treaty). Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Fund and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable form. In general, the portfolio interest exemption is not available for interest paid to a recipient that actually or constructively owns 10% or more of the voting power of the issuer in the case of a corporate issuer, or 10% of the capital or profits interests of an issuer that is a partnership, and is subject to certain other limitations.

In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN or W-8BEN-E (or other applicable form).

U.S. Treasury Regulations require withholding on certain distributions made by a publicly traded partnership. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. Certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, Non-U.S. Shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in the Fund, and brokers are urged consult their tax advisors in making withholding decisions pursuant to these rules.

Gain from Sale of Shares. Subject to the discussion below concerning FATCA (as defined below) and backup withholding, gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain. In addition, if the Fund is treated as being engaged in a U.S. trade or business, a portion of the gain on the sale or exchange will be treated as effectively connected income subject to U.S. federal income tax to the extent that a sale of the Fund’s assets would give rise to effectively connected income. Section 1446(f) of the Code provides that certain transfers of a partnership interest, including an interest in a publicly traded partnership, may be subject to withholding tax imposed at a rate of 10%. To the extent a transferee is required to withhold on the amount paid to the transferor, the transferor would be required to file a U.S. tax return in order to obtain a refund, if available, of any amount withheld in excess of such transferor’s substantive tax liability. In the event that the transferee fails to withhold all or a portion of the required amount, the Fund will be required to withhold such amounts from distributions otherwise to be made to the transferee.

Under U.S. Treasury Regulations, brokers generally are required to withhold on certain transfers of interests in partnerships, including interests in publicly traded partnerships. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. In addition, certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in the Fund, and brokers are urged to consult their tax advisors in making withholding decisions pursuant to these rules.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are classified as corporations for U.S. federal income tax purposes may also be subject to an additional tax, the branch profits tax, at a rate of 30% (or a reduced rate pursuant to an applicable income tax treaty). The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”), unless such FFIs either: (1) enter into an agreement with the U.S. Treasury Department to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (2) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends. While the Code would also require withholding on the payments of the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which the owner holds its shares, a beneficial owner could be subject to this 30% withholding tax with respect to distributions on its shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

U.S. Shareholders.

A U.S. Shareholder may be subject to information reporting and backup withholding when such U.S. Shareholder receives taxable distributions on the shares and proceeds from the sale or other disposition of the shares (including a redemption of the shares). Certain U.S. Shareholders, including, but not limited to, banks and corporations, generally are exempt from information reporting and backup withholding. A U.S. Shareholder will be subject to backup withholding if such U.S. Shareholder is not otherwise exempt and:

●	such U.S. Shareholder fails to furnish the U.S. Shareholder’s U.S. taxpayer identification number or “TIN,” which, for an individual, generally is his or her U.S. social security number;

●	the IRS notifies the payor that such U.S. Shareholder furnished an incorrect U.S. TIN;

●	the Fund is notified by the IRS that the U.S. Shareholder has failed properly to report payments of interest or dividends; or

●	such U.S. Shareholder fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. Shareholder has furnished a correct U.S. TIN and that the IRS has not notified the U.S. Shareholder that the U.S. Shareholder is subject to backup withholding.

U.S. Shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional U.S. federal income tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Shareholders.

The amount of taxable distributions that the Fund pays to any documented Non-U.S. Shareholder on the Shares will be reported to the Non-U.S. Shareholder and to the IRS annually on an IRS Form 1042-S, regardless of the amount of U.S. federal income tax withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities of the country in which the Non-U.S. Shareholder resides. However, a Non-U.S. Shareholder generally will not be subject to backup withholding and certain other information reporting with respect to payments that the Fund makes to the Non-U.S. Shareholder, provided that the Fund does not have actual knowledge or reason to know that such Non-U.S. Shareholder is a “United States person” within the meaning of the Code and the Non-U.S. Shareholder complies with applicable certification and disclosure requirements and furnishes to the Fund the requisite information.

If a Non-U.S. Shareholder sells or exchanges a Share through a United States broker or the United States office of a foreign broker, or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding, unless the Non-U.S. Shareholder provides a withholding certificate establishing that such holder is not a U.S. Shareholder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. Shareholder, or the Non-U.S. Shareholder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a Non-U.S. Shareholder sells or exchanges a Share through the foreign office of a broker who is a “United States person” (within the meaning of the Code) or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting, unless the Non-U.S. Shareholder provides to such broker a withholding certificate establishing that such Shareholder is not a U.S. Shareholder and such broker does not have actual knowledge or reason to know that such evidence is false, or the Non-U.S. Shareholder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. Shareholder.

A Non-U.S. Shareholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. Shareholder’s U.S. federal income tax liability or may claim a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Shareholders are urged to consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance, or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and non-U.S. tax returns.

Investment by ERISA Accounts and IRAs

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) entity whose underlying assets include “plan assets” by reason of an employee benefits plan or other plan’s investment in the entity (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date of this prospectus. This summary is general in nature and is not intended to be complete, but only to address certain matters under ERISA and the Code. The summary does not include state, local, or non-U.S. law. Accordingly, investors are urged to consult with their own professional advisors to understand the issues affecting the Fund and the investor. The Sponsor is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with a plan’s investment in the Fund.

Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that (i) the investment is prudent for the plan, (ii) the investments of the plan are diversified so as to minimize the risk of large losses, (iii) an investment in the Fund complies with the terms of the plan, and (iv) the acquisition and holding of Shares does not result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (see “Prohibited Transactions” below).

The Fund and Plan Assets

If the underlying assets of an entity, such as statutory trust, are considered to be assets of a plan for purposes of ERISA or Section 4975 of the Code, the operations of that entity would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code. A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of an entity will result in the underlying assets of the entity being deemed plan assets for purposes of ERISA and Section 4975 of the Code. The regulation includes an exception that provides that assets of an entity will not be plan assets of a plan that purchases an equity interest in the entity, if the equity interest purchased is a “publicly offered security.”

The publicly offered security exception applies if the equity interest is a security that is:

(1)	freely transferable (see discussion below);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above should be satisfied with respect to the Shares. The Sponsor believes that the Shares therefore should constitute publicly offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

●	exercise any discretionary authority or discretionary control with respect to management of the plan;

●	exercise any authority or control with respect to management or disposition of the assets of the plan;

●	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

●	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

●	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (i) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (ii) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (iii) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (iv) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate U.S. federal income taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Employee benefit plans may be governmental plans (as defined in Section 3(32) of ERISA) or church plans (as defined in Section 3(33) of ERISA). Certain governmental plans and church plans are not subject to ERISA or the prohibited transaction provisions described above. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult legal counsel and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, and compliance with ERISA, Section 4975 of the Code and similar law, as applicable.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The Trust is a smaller reporting company, as defined in Rule 405 (17 CFR 230, 405), and files annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow the Trust to “incorporate by reference” information that the Trust files with them, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The documents listed below and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination or completion of this offering of our shares, as well as all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. This includes but is not limited to the documents set forth below that have been previously filed with the SEC:

●	The Trust’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 25, 2025;

●	The Trust’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	The Trust’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 14, 2025; and

●	The Trust’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 14, 2025.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

Hashdex Bitcoin ETF

Attention:

Hashdex Asset Management Ltd.

Flagship Building, 2nd Floor, 142 Seafarers Way, P.O. Box 1096,

KY1-1102, George Town, Grand Cayman, Cayman Islands

(917) 525-5635

The Trust’s Internet website is https://hashdex-etfs.com/defi. The Trust makes its electronic filings with the SEC, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on the Trust’s website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on the Trust’s website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov. Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is https://hashdex-etfs.com/defi. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov, which is the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

A

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: Tidal ETF Services LLC.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark: The Nasdaq Bitcoin Reference Price – Settlement (NQBTCS), which is designed to track the performance of the bitcoin spot market and provide an accurate reference of the average bitcoin spot price at the given period.

Bitcoin Custodian: BitGo Trust Company, Inc.

Business Day: Any day other than a day when any of NYSE Arca is closed for regular trading.

Cash Custodian: U.S. Bank, N.A.

Code: Internal Revenue Code of 1986, as amended.

Creation Basket: A block of 10,000 Shares used by the Fund to issue Shares.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Purchaser: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

FINRA: Financial Industry Regulatory Authority.

Indirect Purchasers: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC purchaser, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Marketing Agent: Paralel Distributors LLC

NAV: Net Asset Value of the Fund.

NSCC: National Securities Clearing Corporation.

1933 Act: The Securities Act of 1933.

Redemption Basket: A block of 10,000 Shares used by the Fund to redeem Shares.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over the counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issued securities trade in these secondary markets.

Shareholders: Holders of Shares.

Shares: Common units representing fractional undivided beneficial interests in the Fund.

Sponsor: Hashdex Asset Management Ltd., a Cayman Islands investment manager (and an Exempt Reporting Advisor under SEC rules) that specializes in, among other things, the management, research, investment analysis and other investment support services of funds and ETFs with investment strategies involving bitcoin and other crypto assets, who controls the investments and other decisions of the Fund.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a cryptocurrency, usually with a two-day settlement.

Tracking Error: Possibility that the daily NAV of the Fund will not track the Benchmark.

Trust Agreement: The Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of January 16, 2026.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of Shares.

STATEMENT OF ADDITIONAL INFORMATION

Hashdex Bitcoin ETF

This statement of additional information is the second part of a two-part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the Fund at (844)-986-7700. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 14.

This statement of additional information and accompanying disclosure document are both dated January 16, 2026.

Hashdex Bitcoin ETF

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

Page

Regulation	A-5
Fund Performance	A-7

Regulation

Regulation of Bitcoin

Bitcoin and other digital assets have increasingly attracted attention from U.S. and foreign regulators. Such regulatory attention has included enforcement actions for violations of securities and commodities laws, as well as the release of regulatory guidance explaining how existing regulatory regimes apply to digital assets, and orders approving certain digital asset-related products. In more limited cases, new legislation or regulations have been proposed or adopted to govern the use of digital assets and their networks.

U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and digital asset trading platforms, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the Bitcoin Network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the Bitcoin Network.

On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity.

Various U.S. federal and state and foreign jurisdictions have adopted, and may continue in the near future to adopt, laws, regulations or directives that affect the Bitcoin Network, the bitcoin markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding the U.S. and foreign government and quasi-governmental regulatory actions with respect to digital assets and digital asset exchanges. Foreign laws, regulations or directives may conflict with those of the U.S. and may negatively impact the acceptance of bitcoin by users, merchants and service providers and may therefore impede the growth or sustainability of the Bitcoin economy in the European Union, China, South Korea, India and the U.S. and globally, or otherwise negatively affect the value of bitcoin.

The effect of any future regulatory change on the Trust or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Bitcoin Value

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Exchanges where bitcoin is traded publicly and transparently (e.g., Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini).

On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuations of bitcoins. Historically, a large percentage of the global Bitcoin trading volume occurred on self-reported, unregulated Bitcoin Exchanges located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on Bitcoin Exchanges, culminating in a ban on domestic cryptocurrency exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported Bitcoin trading volume on Chinese exchanges is now substantially lower, representing a de minimis share of the global trade volume.

From time to time, there may be intra-day price fluctuations across Bitcoin Exchanges. However, they are generally relatively immaterial. For example, the variance of prices on Bitcoin Exchanges with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different Bitcoin Exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for Bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) exchanges that are inaccessible to the Trust because they do not meet the Trust’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements.

Fund Performance

The following graph sets forth the historical performance of the Fund from commencement of operations on September 15, 2022, until October 31, 2025.

PART II

Information Not Required in the Prospectus

Item 13.

Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	(1)
NYSE Arca Listing Fee (actual)	$2,500
FINRA filing fees (actual)	$1,000
Blue Sky expenses	N/A
Auditor’s fees and expenses	$25,000
Legal fees and expenses	$245,000
Printing expenses	N/A
Miscellaneous expenses	N/A
Total	(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(d) and 457(u) of the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)	Because an indeterminable amount of securities is covered by this registration statement, the total expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 14.

Indemnification of Directors and Officers.

The Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust or the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or a series of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable series of the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust or a series of the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or the applicable series of the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15.

Recent Sales of Unregistered Securities.

Not applicable.

Item 16.

Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1	Second Amended and Restated Declaration of Trust and Trust Agreement*

3.2.1	Certificate of Trust of Registrant*

3.2.2	Certificate of Amendment to Certificate of Trust*

5.1	Opinion of Eversheds Sutherland (US) LLP relating to the legality of the Shares*

8.1	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax consequences*

10.1	Form of Authorized Purchaser Agreement (included as Exhibit B to the Declaration of Trust and Trust Agreement)*

10.2	Marketing Agent Agreement*

10.3.1	Cash Custody Agreement*

10.3.2	Form of Bitcoin Custody Agreement[1]

10.3.3	Change of Sponsor Letter Agreement*

10.4	Fund Accounting Servicing Agreement*

10.5	Transfer Agent Servicing Agreement*

10.6	Form of Fund Administration Servicing Agreement*

10.7	Compliance Services Agreement*

10.8	Digital Asset Trading Agreement with Nonco*

23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibits 5.1 and 8.1)*

23.2	Consent of Tait, Weller, & Baker, LLP, Independent Registered Public Accounting Firm*

23.3	Consent of Grant Thornton LLP*

24.1	Power of Attorney (included on signature page to this Registration Statement as filed herein)*

107	Filing Fee Table[2]

1  Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-276254), filed on December 26, 2023 and incorporated by reference herein.

2  Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-276254), filed on February 16, 2024 and incorporated by reference herein.

*  Filed herewith.

Item 17.

Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to § 230.424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rio de Janeiro, Brazil, on January 16, 2026.

Hashdex Commodities Trust

By: Hashdex Asset Management, Ltd., Sponsor

By:	/s/ Bruno Ramos de Sousa
	Bruno Ramos de Sousa	Date: January 16, 2026
Director of Sponsor Principal Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Hashdex Asset Management, Ltd. the sponsor of Hashdex Commodities Trust, hereby constitute and appoint Davi Marques and Julia Castelo Branco Rocha, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bruno Ramos de Sousa	Director of the Sponsor (Principal Executive Officer)	January 16, 2026
Bruno Ramos de Sousa

/s/ Samir Kerbage	Director of the Sponsor (Principal Finance Officer and Principal Accounting Officer)	January 16, 2026
Samir Kerbage